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                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                 This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of September 11, 1997, between UTI Energy Corp., a Delaware corporation ("UTI"), J Acquisition Corp., a Texas corporation and a direct wholly owned subsidiary of UTI ("UTI Sub"), J.S.M. & Associates, Inc., a Texas corporation ("JSM"), Jim A. James ("James"), and James F. Silhan ("Silhan" and together with James, the "Shareholders");

                              W I T N E S S E T H:

                 WHEREAS, the Boards of Directors of each of UTI, UTI Sub and JSM each have determined that it is in the best interests of their respective shareholders for UTI Sub to merge with and into JSM (the "Merger") upon the terms and subject to the conditions of this Agreement;

                 WHEREAS, UTI, UTI Sub and the Shareholders desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

                 NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         Unless otherwise specifically stated in the text of this Agreement, the following terms shall have the following meanings:

         "Final Statement" has the meaning ascribed thereto in Section 3.4.

         "Accounts Receivable" has the meaning ascribed thereto in Section
4.22.

         "Affiliate" shall mean, in relation to any Person (the "First Party"), any other Person (a) that is directly or indirectly Controlled by the First Party, or (b) that directly or indirectly Controls the First Party, or (c) that is, directly or indirectly, Controlled by a Person that also, directly or indirectly, Controls the First Party.

         "Agreement" means this Agreement and Plan of Merger between UTI, UTI Sub, JSM and the Shareholders, including all exhibits hereto.

         "Articles of Merger" shall have the meaning ascribed thereto in
Section 2.1.

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         "Average Sales Price" shall mean $64.97, which is the average closing sale price per share of the UTI Common Stock, for the thirty trading days immediately preceding September 3, 1997, as reported by the American Stock Exchange, less $2.25, with both the average closing price and the $2.25 deduction to be adjusted to take into account any stock dividends, stock splits or other changes in capitalization of UTI, including without limitation, the three-for-one stock dividend declared by UTI's Board of Directors and paid on September 5, 1997 to stockholders of record on August 25, 1997.

         "Balance Sheet Date" shall have the meaning ascribed to thereto in
Section 3.4.

         "Benefit Plan" shall mean any collective bargaining agreement or any bonus, Pension Plan, Welfare Plan, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical dependent care, cafeteria, employee assistance, scholarship program or other plan, arrangement or understanding (whether or not legally binding) providing benefits.

         "Certificate" shall have the meaning ascribed thereto in Section
3.2(a).

         "Claims" has the meaning ascribed thereto in Section 5.6.

         "Closing" has the meaning ascribed thereto in Section 2.1.

         "Closing Date" shall mean the date on which the Closing occurs.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of any subsequent federal Tax laws.

         "Constituent Corporations" has the meaning ascribed thereto in Section 2.2.

         "Contracts" has the meaning ascribed thereto in Section 4.11.

         "Damages" shall mean any and all liabilities, losses, damages, demands, assessments, claims, costs and expenses (including interest, awards, judgments, penalties, settlements, fines, costs of remediation, diminutions in value, costs and expenses incurred in connection with investigating and defending any claims or causes of action (including, without limitation, attorneys' fees and expenses calculated on a solicitor and client basis and all fees and expenses of consultants and other professionals)), but excluding punitive or exemplary damages, other than those imposed in connection with a third Person claim.

         "Debt" shall mean (i) the principal amount of all Debt Obligations (other than current bank indebtedness and the current portion of long-term debt), (ii) the carry value of all capital leases (other than the current portion of lease obligations) and (iii) all non-current and accrued liabilities not included in the definition of "Working Capital", including deferred income taxes.




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         "Debt Obligations" shall mean any contract, agreement, indenture, note or other instrument relating to the borrowing of money or any guarantee or other contingent liability in respect of any indebtedness for borrowed money or obligation of any Person (other than the endorsement of negotiable instruments for deposit or collection in the ordinary course of business) and shall specifically include any shareholder loans.

         "Effective Time" has the meaning ascribed thereto in Section 2.1.

         "Entitlements" shall mean the benefit of all outstanding work and purchase orders, drilling contracts, sales contracts, other commitments, contracts and engagements to which JSM is entitled as of the Closing.

         "Environmental Condition" means any pollution, contamination, degradation, damage or injury caused by, related to or arising from the generation, handling, use, treatment, storage, transportation, disposal, discharge, release or emission of any Hazardous Materials.

         "Environmental Laws" shall mean all federal, state, provincial or municipal laws, rules, regulations, statutes, ordinances, or orders of any Governmental Entity relating to (a) the control of any potential pollutant or protection of the air, water, or land, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation and (c) exposure to hazardous, toxic or other substances alleged to be harmful. The term "Environmental Laws" shall also include all state, provincial, local and municipal laws, rules, regulations, statutes, ordinances and orders dealing with the same subject matter or promulgated by any governmental or quasi-governmental agency thereunder or to carry out the purposes of any federal, state, provincial, local and municipal law.

         "Environmental Liabilities" shall mean any and all Damages (including remediation, removal, response, abatement, clean-up, investigative and/or monitoring costs and any other related costs and expenses) incurred or imposed
(a) pursuant to any agreement, order, notice, requirement, responsibility or directive (including directives embodied in Environmental Laws), injunction, judgment or similar documents (including settlements) arising out of, in connection with or under Environmental Laws in existence on the date of this Agreement, or (b) pursuant to any claim by a Governmental Entity or other third Person or entity for personal injury, property damage, damage to natural resources, remediation or similar costs or expenses incurred or asserted by such entity or person pursuant to common law or statute and arising out of or in connection with a release, as such term is defined in Environmental Laws, of Hazardous Materials.

         "Environmental Permit" shall mean any permit, license, approval, registration, identification number or other authorization with respect to JSM under any applicable law, regulation or other requirement of the United States or of any state, province, municipality or other subdivision thereof relating to the control of any pollutant or protection of health or the environment, including laws, regulations or other





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requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes into ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants or hazardous or toxic materials or wastes.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Estimated Cash Payment" shall mean an amount of cash equal to the Estimated Purchase Price less $13,400,000.

         "Estimated Purchase Price" shall be an amount agreed upon by UTI and the Shareholders based on the Shareholders' calculation of the Purchase Price based on the Shareholders' good faith estimate of JSM's Working Capital and Debt.

         "Excluded Assets" shall mean the oil and gas properties and other assets specifically described on Schedule 1 hereto.

         "Exhibit" shall refer to the Exhibits to this Agreement, unless otherwise stated, and an Exhibit may be attached to the Agreement or set forth in a separate document denoted as an Exhibit to this Agreement.

         "Final Statement" has the meaning ascribed thereto in Section 3.4.

         "Financial Statement" shall mean the balance sheet and income statement of JSM prepared in conformity with GAAP.

         "GAAP" shall mean generally accepted accounting principles used in the United States of America, applied on a consistent basis.

         "Governmental Authority" shall mean any and all foreign, federal, state or local governments, governmental institutions, public authorities and governmental entities of any nature whatsoever, and any subdivisions or instrumentalities thereof, including, but not limited to, departments, boards, bureaus, commissions, agencies, courts, administrations and panels, and any divisions or instrumentalities thereof, whether permanent or ad hoc and whether now or hereafter constituted and existing.

         "Governmental Requirement" shall mean any and all laws (including, but not limited to, applicable common law principles), statutes, ordinances, codes, rules, regulations, interpretations, guidelines, directions, orders, judgments, writs, injunctions, decrees, decisions or similar items or pronouncements, promulgated, issued, passed or set forth by any Governmental Authority.





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         "Hazardous Material" shall mean (a) any petroleum or petroleum products, (b) radioactive materials, urea formaldehyde, asbestos and PCBs and
(c) any other chemical, substance or waste that is regulated by any Governmental Entity under any Environmental Law.

         "Income Tax Returns" shall mean all returns (including information returns), declarations, reports, statements and other documents of, relating to, or required to be filed in respect of, any and all Taxes based in whole or in part on net income (including, but not limited to, the Texas franchise tax), and the term "Income Tax Return" shall mean any one of the foregoing Income Tax Returns.

         "Indemnity Claim" has the meaning ascribed thereto in Section 13.6.

         "JSM" shall mean J.S.M. & Associates, Inc., a Texas corporation.

         "JSM Retained Liabilities" shall mean (i) the payment obligations of JSM with respect to all trade payables as of the Closing, (ii) the obligations of JSM under the express written terms of the Entitlements to the extent and only to the extent such obligations are not Pre-Closing Obligations and (iii) property taxes to the extent accrued and reflected in the calculation of Working Capital.

         "Material Adverse Effect" shall mean a single event, occurrence or fact that (together with all other events, occurrences and facts that could reasonably be expected to result in a loss to JSM) would have, or might reasonably be expected to have, a material adverse effect on the assets, business, operations, prospects or financial condition of JSM, or that would constitute a criminal violation of law involving a felony or indictable offense.

         "Merger" has the meaning ascribed thereto in the recitals to this Agreement.

         "Merger Consideration" has the meaning ascribed thereto in Section 3.1(c).

         "Ordinary Course of Business" shall mean the operation of JSM's business in the ordinary course consistent with past practices.

         "Outstanding JSM Shares" shall mean the number of shares of JSM Stock issued and outstanding immediately prior to the Effective Time (other than those shares to be canceled in accordance with Section 3.1(b) after giving effect to the Share Redemption).

         "Pension Benefit Guaranty Corporation" has the meaning ascribed thereto in Section 4.10.

         "Pension Plans" has the meaning ascribed thereto in Section 3.10.





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         "Person" shall mean any natural person, any Governmental Authority and any entity the separate existence of which is recognized by any Governmental Authority or Governmental Requirement, including, but not limited to, corporations, partnerships, limited liabilities companies, joint ventures, joint stock companies, trusts, estates, companies and associations, whether organized for profit or otherwise.

         "Pre-Closing Obligations" shall mean all obligations of JSM (including indemnification and other contingent obligations) relating to (i) acts, events or omissions occurring, or circumstances relating to JSM or its business or assets existing, at or prior to the Closing, (ii) goods or services provided to or for the benefit of JSM or any of its Affiliates prior to the Closing, (iii) goods or services provided by or on behalf of JSM or any of its Affiliates or licensees prior to the Closing, (iv) any pending or threatened litigation or claims made or threatened prior to the Closing, (v) any of the matters listed on Schedule 2 hereto, (vi) any obligation relating to the Excluded Assets,
(vii) any obligation relating to the conduct of the business of JSM, the ownership or operation of the assets of JSM or any benefit realized by JSM prior to the Closing, (viii) contracts, agreements and other commitments that were required to be scheduled in the Disclosure Schedule and were not scheduled, (ix) any Taxes for any period through the Date of Closing to the extent such Taxes have not been fully accrued as current liabilities on the Final Statement, and (x) any obligations to the employees of JSM under any contracts, agreements, arrangements or understandings with such employees entered into or existing at or prior to the Closing and all other obligations with such employees entered into or existing at or prior to the Closing and all other obligations of JSM or any of its Affiliates with respect to its employees at or prior to the Closing.

         "Purchase Price" shall mean $15,400,000 plus (i) the amount, if any, by which Working Capital minus Debt as of the Closing exceeds $400,000 and minus (ii) the absolute amount, if any, by which $400,000 exceeds Working Capital minus Debt as of the Closing.

         "Reference Balance Sheet" has the meaning ascribed thereto in Section 4.4.

         "Retained Shares" means 10% of the UTI Shares.

         "Rigs" shall mean the equipment described on Schedule 3 which constitutes 7 fully-equipped land drilling rigs and parts and equipment relating to an eighth land drilling rig.

         "Securities Act" has the meaning ascribed in Section 4.28.

         "Shareholder Indemnified Parties" has the meaning ascribed thereto in
Section 13.2.

         "Share Redemption" shall mean the redemption of shares of JSM Common Stock prior to the Merger in consideration of the Excluded Assets as provided in Section 6.5.





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         "Shareholders" shall mean Jim A. James and James F. Silhan.

         "Shares" shall mean all of the issued and outstanding shares of capital stock of JSM.

         "Survival Period" has the meaning ascribed thereto in Section 12.1.

         "Surviving Corporation" has the meaning ascribed thereto in Section
2.2.

         "Taxes" shall mean all federal, state, local, foreign and other taxes assessments or duties, including, but not limited to, all income, gross receipts, ad valorem, sales, use, franchise, transfer, profits, value added, withholding, payroll, employment, excise, estimated severance, property, windfall profits and other taxes, assessments or duties of any kind whatsoever, imposed or collected by any Governmental Authority or pursuant to any Governmental Requirement, together with any interest, penalty, addition to tax, fine or other additional amounts imposed thereon or related thereto, and the term "Tax" means any one of the foregoing items.

         "Tax Returns" shall mean all returns (including information returns), declarations, reports, statements and other documents of, relating to, or required to be filed in respect of, any and all Taxes based in whole or in part on net income (including, but not limited to, the Texas franchise tax), and the term "Tax Return" shall mean any one of the foregoing Tax Returns.

         "TBCA" means the Texas Business Corporations Act.

         "UTI Common Stock" means the common stock, $.001 per value, of UTI.

         "UTI Indemnified Parties" has the meaning ascribed thereto in Section 13.1.

         "UTI Released Parties" has the meaning ascribed thereto in Section
13.1.

         "UTI Shares" means 618,748, the number of shares of UTI Common Stock determined by dividing $13,400,000 by the Average Sales Price.

         "UTI Sub" has the meaning ascribed thereto in the opening paragraph of this Agreement.

         "Working Capital" shall mean, in accordance with GAAP and with reference to a consolidated balance sheet of JSM, (a) the sum of the amounts represented on such balance sheet for the accounts receivable (other than from related parties), inventories, prepaid expenses and other net current assets less (b) the amounts represented on such balance sheet for all net current liabilities, including (i) current bank indebtedness, (ii) accounts payable and accrued liabilities, (iii) income tax payable and (iv) the current portion of lease obligations and long-term debt.





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                                   ARTICLE II

                                   THE MERGER

                 2.1 The Merger; Effective Time of the Merger. Upon the terms and conditions of this Agreement and in accordance with the TBCA, UTI Sub shall be merged with and into JSM at the Effective Time. The Merger shall become effective immediately when articles of merger (the "Articles of Merger"), prepared and executed in accordance with the relevant provisions of the TBCA, is filed with the Secretary of State of the State of Texas or, if agreed to by the parties, at such time thereafter as is provided in the Articles of Merger (the "Effective Time"). The filing of the Articles of Merger shall be made as soon as practicable on or after the closing of the transactions contemplated hereby (the "Closing").

                 2.2      Effects of the Merger.

                 (a) At the Effective Time: (i) UTI Sub shall be merged with and into JSM, the separate existence of UTI Sub shall cease and JSM shall continue as the surviving corporation (UTI Sub and JSM are sometimes referred to herein as the "Constituent Corporations" and JSM is sometimes referred to herein as the "Surviving Corporation"); (ii) the Articles of Incorporation of JSM shall be the Articles of Incorporation of the Surviving Corporation; and
(iii) the Bylaws of JSM as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

                 (b) The directors and officers of UTI Sub at the Effective Time shall, from and after the Effective Time, be the initial directors and officers of the Surviving Corporation and shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

                 (c) At and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations; and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired; and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving





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Corporation, and may be enforced against it to the same extent as if said debts and liabilities had been incurred by it.

                                  ARTICLE III

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

                 3.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of common stock, no par value, of JSM ("JSM Common Stock") or capital stock of UTI Sub:

                 (a) Capital Stock of Sub. Each issued and outstanding share of the capital stock of UTI Sub shall be converted into and become one fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation.

                 (b) Cancellation of Treasury Stock and UTI-Owned Stock. Each share of JSM Common Stock and all other shares of capital stock of JSM that are owned by JSM as treasury stock or by UTI, UTI Sub or any Subsidiary of JSM or UTI shall be canceled and retired and shall cease to exist and no stock of UTI or other consideration shall be delivered or deliverable in exchange therefor.

                 (c) Consideration for JSM Common Stock. Subject to the provisions of Section 3.1(d), each share of JSM Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 3.1(b)) shall be converted into the right to receive on the Closing Date a combination of (1) cash in the amount of the Estimated Cash Payment divided by the Outstanding JSM Shares and (2) a number of shares of UTI Common Stock equal to 90% of the UTI Shares divided by the Outstanding JSM Shares (the cash and UTI Common Stock issuable pursuant to this Section 3.1(c) being referred to as the "Merger Consideration").

                 (d) Conversion and Cancellation of JSM Common Stock. All shares of JSM Common Stock, when so converted as provided in Section 3.1(c), shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive such holder's allocable portion of the Merger Consideration upon the surrender of such certificate in accordance with Section 3.2, without interest, and the right to receive such holder's allocable portion of the Post-Closing Adjustment and Retained Shares in accordance with Section 3.4.





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                 3.2      Exchange of Certificates.

                 (a) Exchange Procedure. Upon surrender of a certificate representing outstanding shares of JSM Common Stock (a "Certificate") for cancellation to UTI, together with any other documents reasonably required by UTI, the holder of such Certificate shall be entitled to receive in exchange therefor the shares of UTI Common Stock and the cash that such holder has the right to receive pursuant to the provisions of this Section 3.1, and the Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the cash and shares of UTI Common Stock as contemplated by Section 3.1.

                 (b) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to UTI Common Stock declared or made after the Effective Time with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the right to receive shares of UTI Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 3.2(e) until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder thereof, without interest: (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of UTI Common Stock to which such holder is entitled pursuant to Section 3.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of UTI Common Stock; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of UTI Common Stock.

                 (c) No Further Ownership Rights in JSM Common Stock. All shares of UTI Common Stock issued or cash paid upon the surrender for exchange of shares of JSM Common Stock in accordance with the terms hereof shall be deemed to have been issued, paid or delivered in full satisfaction of all rights pertaining to such shares of JSM Common Stock, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of JSM Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article III.

                 (d) No Fractional Shares. No certificates or scrip representing fractional shares of UTI Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article III and all fractional shares shall be rounded to the nearest whole share of UTI Common Stock. Except as provided in this Section 3.2(e), no dividend or other distribution, stock split or interest shall relate to





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any such fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights as a security holder of UTI.

                 (e) No Liability. Neither UTI nor JSM shall be liable to any holder of shares of JSM Common Stock for such shares (or dividends or distributions with respect thereto) or any cash amounts to the extent such amount or UTI Common Stock is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any amounts remaining unclaimed by holders of any such shares two years after the Effective Time (or such earlier date immediately prior to the time at which such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of UTI free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

                 (f) Lost Share Certificates. If a holder shall have lost or had destroyed such holder's Certificate, such holder may be entitled to receive the Merger Consideration and other payments provided for hereunder subject to such holder providing JSM and UTI with a lost certificate affidavit and indemnification acceptable to UTI.

                 3.3 Shares of Dissenting Shareholders. Each Shareholder hereby waives any and all rights to dissent or appraisal with respect to the Merger.

                 3.4      Post-Closing Adjustment.

                 (a) Within 60 calendar days after the Closing Date, UTI shall prepare and deliver to the Shareholders a statement reflecting the Purchase Price and UTI's calculation thereof (the "Final Statement"). UTI shall provide the Shareholders with access to copies of all work papers and other relevant documents to verify the entries contained in the Final Statement. The Final Statement shall be prepared in accordance with GAAP. The Shareholders shall have a period of 15 calendar days after delivery to it of the Final Statement to review it and make any objections the Shareholders may have in writing to UTI. If written objections to the Final Statement are delivered to UTI within such 15-day period, then UTI and the Shareholders shall attempt to resolve the matter or matters in dispute. If no written objections are made within the time period provided above, UTI shall pay to the Shareholders as additional consideration for their shares of JSM Common Stock acquired in the Merger, in the same proportions as the Shareholders received the Estimated Cash Payment, the amount, if any, by which the Purchase Price exceeds the Estimated Purchase Price and the Shareholders, in the same proportions as the Shareholders received the Estimated Cash Payment, shall severally reimburse UTI the amount, if any, by which the Estimated Purchase Price exceeds the Purchase Price, in each case within five calendar days after the end of such 15-day period. All payments made pursuant to this Section 3.4 shall be paid in immediately available funds by wire transfer to a bank account or accounts to be designated by the party or parties to receive the payments. Notwithstanding the foregoing, except for the creation of accounts receivable from the sale of goods and





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services, no increases in Working Capital shall be considered for adjustments to the Purchase Price pursuant to this Section 3.4(a) to the extent such items reflect noncash adjustments to the carrying value of assets or other noncash transactions.

                 (b) If disputes with respect to the Final Statement cannot be resolved by UTI and the Shareholders within 15 calendar days after the delivery of the objections to the Final Statement, then either party with notice to the other party may submit the specific matters in dispute to Arthur Andersen & Co. or such other nationally recognized independent accounting firm as may be approved by UTI and the Shareholders which firm shall render its opinion as to such matters. Based on such opinion, such accounting firm will then send to UTI and the Shareholders its determination on the specific matters in dispute, which determination shall be final and binding on the parties hereto. Within five calendar days after delivery of such opinion to UTI and the Shareholders, UTI shall pay to Shareholders as additional consideration for their shares of JSM Common Stock acquired in the Merger, in the same proportions as the Shareholders received the Estimated Payment, the amount, if any, by which the Purchase Price exceeds the Estimated Cash Payment and the Shareholders, in the same proportions as the Shareholders received the Estimated Cash Payment, shall severally reimburse UTI the amount, if any, by which the Estimated Purchase Price exceeds the Purchase Price. The fees and other costs charged by each party's own independent accounting firm shall be borne by such party and the fees and other costs charged by Arthur Andersen & Co. in connection with resolving any dispute pursuant to this Section 3.4(b) shall be borne by UTI, on the one hand, and the Shareholders, on the other hand, equally. All payments made pursuant to this Section 3.4(b) shall be paid in immediately available funds by wire transfer to a bank account or accounts to be designated by the party or parties to receive the payments.

                 (c) For purposes of determining the Purchase Price under this Section 3.4, the following shall, without duplication, be applied:

                 (i) inventory and other equipment not reflected on the Balance Sheet shall not be included as a current asset of JSM for purposes of calculating the Working Capital of JSM as of the Closing Date;

                 (ii) all accrued or unpaid fees of all law firms and accountants providing services for JSM, the Shareholders and any Affiliates of JSM or the Shareholders shall be included as current liabilities for purposes of calculating the Working Capital of JSM as of the Closing Date;

                 (iii) No Excluded Assets shall be included as a current asset of JSM for purposes of calculating the Working Capital of JSM as of the Closing Date;

                 (iv) No accounts receivable from, or other amount owed to JSM by, any Shareholder or Affiliate of any Shareholder shall be included as a current asset for purposes of calculating the Working Capital of JSM as of the Closing Date;

                 (v) whether or not set forth on Section 4.6 of the Disclosure Schedule, any valuable rights of, or material debt owed to, JSM that has been waived by JSM shall not be included as a current asset for purposes of calculating the Working Capital of JSM as of the Closing Date; and

                 (iv) all Taxes and other amounts payable as a result of Share Redemption and other transactions effected by JSM prior to the Closing shall be fully accrued as Debt or a current liability for purposes of the calculation of Working Capital of JSM as of the Closing Date, as the case may be.

                 (d) The Shareholders shall cause all accounts receivable and other amounts owed to JSM from related parties to be paid in full prior to the Closing and all outstanding Debt under Debt Obligations to be repaid in full prior to the Closing.

                 (e) To the extent the Shareholders fail to pay any amounts due UTI pursuant to the adjustment provisions contained in this Section 3.4, UTI may offset such amounts against the Retained Shares based on an agreed value equal to the Average Sales Price. If the Shareholders do not owe any funds pursuant to this Section 3.4 or pay such funds when due, UTI shall promptly thereafter deliver the Retained Shares to the Shareholders as additional consideration in the Merger in the same relative proportions as the UTI Shares under Section 3.1 delivered to the Shareholders at the Closing.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         The Shareholders jointly and severally represent and warrant to UTI that:

         Section 4.1 Incorporation; Authority. JSM is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and is duly authorized, qualified and licensed under all applicable Governmental Requirements to carry on its business in the places and in the manner as now conducted. Section 4.1 of the Disclosure Schedule sets forth a complete list of all jurisdictions in which JSM owns or leases properties, has employees or conducts business, and a complete list of all jurisdictions in which JSM is qualified as a foreign corporation. JSM is duly qualified or licensed to do business and in good standing as a foreign corporation in every jurisdiction (which jurisdictions are listed in Section 4.1 of the Disclosure Schedule) in which the conduct of its business or the ownership or leasing of its assets require it to be so qualified or licensed, except where the failure to be so qualified or licensed would not have a Material Adverse Effect. JSM has the corporate power and authority to carry on its business as it is now being conducted and to own and operate its assets, properties and business. The copies of the Articles of Incorporation of JSM and all amendments thereto to date (certified by the Secretary of the State of Texas) and of the bylaws of JSM as amended to date (certified by its Secretary), each of which are included in Section 4.1 of the Disclosure Schedule, are true, complete and correct.

         Section 4.2 Share Capital. The authorized capital stock of JSM consists of 5,000 shares of common stock without par value, of which 3,000 shares are issued and 2,000 shares are outstanding and 1,992 shares will be outstanding following the Share Redemption. All of such issued and outstanding shares are validly issued and outstanding, fully paid and nonassessable. There are no outstanding subscriptions, options, warrants, calls, commitments, obligations or agreements relating to any of the authorized or outstanding capital stock of JSM. The Shareholders own all of the issued and outstanding Shares free and clear of all liabilities, liens, encumbrances, pledges, trusts, voting trusts or stockholders' agreements, equities, charges, options, conditional sale or title retention agreements, covenants, restrictions, reservations, commitments, obligations or other burdens or encumbrances of any nature whatsoever ("Encumbrances").

         Section 4.3      Subsidiaries.  Except for each entity listed on
Section 4.3 of the Disclosure Schedule (such entities hereinafter referred to as the "Limited Partnerships"), (i) JSM does not, directly or indirectly, own or control any capital stock, equity interest, or have any proprietary interest in, any Person, nor does it directly or indirectly control the management of any Person, nor does it have any obligation to acquire any such interest in the future, and (ii) JSM has not, since its inception, directly or indirectly owned or controlled any capital stock, equity interest, or had any proprietary interest in, any Person, has it directly or indirectly controlled the management of any Person. Each of the Limited Partnerships has been dissolved, and except as disclosed on Section 4.3 of the Disclosure Schedule, none of the Limited Partnerships had been, prior to such dissolution, in any way funded or capitalized. JSM has provided JSM with copies of all correspondence and documentation relating to the formation, operation and dissolution of the Limited Partnerships.

         Section 4.4 Financial Statements. The Shareholders have delivered to UTI copies of the JSM August 31, 1997, balance sheet (the "Reference Balance Sheet"), and income statement for the 11-month period ended on such date (the "Balance Sheet Date"), copies of which are included in
Section 4.4 of the Disclosure Schedule.

         All financial statements of JSM supplied to UTI by the Shareholders, whether or not included in Section 4.4 of the Disclosure Schedule, are true and accurate in all material respects, except as disclosed on Section 4.4 of the Disclosure Schedule; have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, and present fairly the financial condition and the results of the operations of JSM as of the dates and for the periods indicated thereon, except that the interim period statements do not include footnotes or normal year-end adjustments. The Reference Balance Sheet reflects, as of the Balance Sheet Date, all liabilities, debts and obligations of any nature of JSM, whether accrued, absolute, contingent or otherwise, and whether due, or to become due, including, but not limited to, liabilities, debts or obligations on account of Taxes, to the extent such items are required to be reflected on such balance sheet under GAAP consistently applied.

         Section 4.5 Liabilities, Debts and Obligations. JSM has no liabilities, debts or obligations of any nature whatsoever, whether due or to become due, and whether accrued, absolute, contingent or otherwise, that are not disclosed on the Reference Balance Sheet or in this Agreement or the Disclosure Schedule, except for (a) liabilities incurred in the Ordinary Course of Business subsequent to the Balance Sheet Date and (b) obligations under contracts and commitments entered into in the Ordinary Course of Business and not required under GAAP to be reflected on the Reference Balance Sheet (including required footnotes), which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of JSM. As of the Balance Sheet Date, there did not exist any declared but unpaid dividend or other distribution or any repurchase or similar obligation with respect to any capital stock of JSM.

         Section 4.6 Events Since Balance Sheet Date. Since the Balance Sheet Date there has not been, except for the Share Redemption or as disclosed fully and correctly in Section 4.6 of the Disclosure Schedule:

                 (a) any change in the condition (financial or otherwise) or in the properties, assets, liabilities, business or prospects of JSM, except normal and usual changes in the Ordinary Course of Business that individually and in the aggregate have not had a Material Adverse Effect;

                 (b) any declaration, setting aside, or payment of any dividend or other distribution on or in respect of the capital stock of JSM, or any direct or indirect redemption, purchase or other acquisition of any of such stock or any issuance of any shares of such stock or any granting or entering into of any option or commitment relating to any of such stock;

                 (c) any increase in the compensation or rate of compensation or commissions payable or to become payable by JSM to any of its directors, officers, employees or consultants, or any hiring of any employee by JSM who is entitled to compensation, or any payment or accrual of any bonus, profit-sharing or other extraordinary compensation to any director, officer, employee or consultant, or any change in any then existing bonus, profit-sharing, pension, retirement or other similar plan, agreement or arrangement or any adoption of or entering into of any new bonus, profit-sharing, pension, stock option, retirement, group life or health insurance or other similar plan, agreement or arrangement;

                 (d) any change in the accounting methods or practices followed by JSM, including, but not limited to, the method for accounting for contract revenues and expenses, or any change in depreciation or amortization policies or rates heretofore adopted by it;

                 (e) any sale, lease, abandonment or other disposition by JSM of any interest in real property or of any machinery, equipment or other asset, except for any Excluded Assets and except for any sales, leases, abandonments or other dispositions in the Ordinary Course of Business not exceeding $10,000 individually or $50,000 in the aggregate;

                 (f) any labor trouble, strike or any other occurrence, event or condition affecting the employees of JSM that has or is reasonably expected to have a Material Adverse Effect;

                 (g) any breach or default by JSM or, to the best of the Shareholders's and JSM's knowledge, by any other party, under any agreement or obligation to which JSM is a party or by which any of its assets are bound;

                 (h) any damage, destruction or loss (whether or not covered by insurance) adversely affecting the assets or the business of JSM, except for damages, destruction or loss that reasonably would be expected to occur in the Ordinary Course of Business not exceeding $25,000, individually or in the aggregate;

                 (i) to the best of JSM's and the Shareholders's knowledge, any legislative or regulatory change adversely affecting any of the assets or any business of JSM;

                 (j) any change in the types, nature, composition or quality of the services of any business of JSM, any materially adverse change in the contributions of any of the service lines of any business of JSM to the revenues or net income of such business, or any materially adverse change in the sales, revenue or net income of any business of JSM;

                 (k) any transaction entered into or engaged in by JSM other than transactions in the Ordinary Course of Business; or

                 (l) any waiver by JSM of a valuable right or of a material debt owed to it, or any satisfaction or discharge of any encumbrance or payment of any obligation by JSM except in the Ordinary Course of Business;

                 (m) any change or amendment to a material contract or agreement of JSM except changes or amendments in the Ordinary Course of Business that individually and in the aggregate would not have a Material Adverse Effect;

                 (n) any transaction between JSM and any Shareholder or any Affiliate of a Shareholder or any family member of a Shareholder or Affiliate of such family member; or

                 (o) to the best of the Shareholders's or JSM's knowledge, any other occurrences, events or conditions that have had, or can reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on JSM.

         Section 4.7 Directors, Officers and Employees. The Shareholders have provided to UTI a true and complete list of the names of and current annual compensation paid by JSM to each director, officer and employee of JSM. With respect to each employee of JSM hired after August 15, 1987, JSM maintains in its files a fully completed Form I-9 pursuant to the Immigration Reform and Control Act of 1986, and the rules and regulations promulgated thereunder. To the best of JSM's and the Shareholders's knowledge, no officer or key employee of JSM is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with JSM, or any other party. To the best of JSM's and the Shareholders's knowledge, no employee of JSM has received notice from a former employer claiming such employee to be in breach of any such employment contract, patent disclosure agreement or other contract or agreement. JSM does not have any collective bargaining agreements covering any of its employees. JSM is not aware that any officer or key employee of JSM, or that any group of those Persons, intends to terminate their employment with JSM. The employment of each officer and employee of JSM is terminable at the will of JSM.

         Section 4.8 Inventories. The method of valuing such inventories as of the Balance Sheet Date is consistent with that used in respect of the beginning and end of each of the two most recent fiscal years of JSM.

         Section 4.9 Taxes and Governmental Returns and Reports. Except as set forth in Section 4.9 of the Disclosure Schedule:

                 (a) all Tax Returns of or relating to any Tax that are required to be filed on or before the Closing Date for, by, on behalf of or with respect to JSM or any of its subsidiaries, including, but not limited to, those relating to the income, business, operations or property of JSM or any of its subsidiaries and those which include or should include JSM or any of its subsidiaries (whether on a separate, consolidated, affiliated, combined, unitary or any other basis), have been or will be timely filed with the appropriate foreign, federal, provincial, state and local authorities on or before the Closing Date, and all Taxes shown to be due and payable on such Tax Returns or related to such Tax Returns have been or will be paid in full on or before the Closing Date;

                 (b) all such Tax Returns and the information and data contained therein have been or will be properly and accurately compiled and completed, fairly present or will fairly present the information purported to be shown therein, and reflect or will reflect all liabilities for Taxes for the periods covered by such Tax Returns;

                 (c) none of such Tax Returns are under audit or examination by any foreign, federal, provincial, state or local authority and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or collection of any Tax or deficiency of any nature against JSM or any of its subsidiaries or with respect to any such Tax Return, or any suits or other actions, proceedings, investigations or claims now pending or threatened against JSM or any of its subsidiaries with respect to any Tax, or any matters under discussion with any foreign, federal, state or local authority relating to any Tax, or any claims for any additional Tax asserted by any such authority;

                 (d) all Taxes assessed and due and owing from or against JSM or any of its subsidiaries on or before the Closing Date (including, but not limited to, ad valorem Taxes relating to any property of JSM or any of its subsidiaries) have been or will be timely paid in full on or before the Closing Date;

                 (e) all withholding Tax and Tax deposit requirements imposed on JSM or any of its subsidiaries for any and all periods ending on or before the Closing Date, or through and including the Closing Date for periods that have not ended on or before the Closing Date, have been or will be timely satisfied in full on or before the Closing Date;

                 (f) the Financial Statements reflect and include adequate charges, accruals, reserves and provisions for the payment in full of any and all Taxes payable with respect to any and all periods ending on or before the respective dates thereof; and

                 (g) there is no basis known to the Shareholders for any reassessment of Tax and there have been no special assessments on any assets of JSM or its subsidiaries.

         Section 4.10       Employee Benefit Plans.

                 (a) Section 4.10 of the Disclosure Schedule contains a list and brief description of all "employee pension benefit plans" (as defined in Section 3(2) of ERISA) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) (sometimes referred to herein as "Welfare Plans") and all other Benefit Plans maintained, or contributed to, by JSM for the benefit of any present or former officers or employees of JSM. JSM has delivered to UTI true, complete and correct copies of (i) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the most recent three annual reports on Form 5500 filed with the IRS with respect to each Benefit Plan, (if any such report was required), (iii) the most recent IRS determination letter and all rulings or determinations requested subsequent to the date of that letter, (iv) the most recent actuarial report for each Benefit Plan for which an actuarial report is required, (v) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and each summary of material modifications prepared after the last summary plan description, (vi) each trust agreement and group annuity contract relating to any Benefit Plan and (vii) all material correspondence for the last three years with the IRS or Department of Labor relating to plan qualification, filing of required forms, or pending, contemplated or announced plan audits.

                 (b) Except as set forth in Section 4.10 of the Disclosure Schedule, all Pension Plans have been the subject of determination letters from the IRS to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Section 401(a) and 501(a), respectively, of the Code and no such determination letter has been revoked nor has revocation been threatened, nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs. To the best of JSM's and the Shareholders's knowledge, no event has occurred which could subject any Pension Plan to disqualification by the Internal Revenue Service under the Code. JSM has paid all premiums (including any applicable interest, charges and penalties for late payment) due the Pension Benefit Guaranty Corporation ("PBGC") with respect to each Pension Plan for which premiums are required. No Pension Plan maintained by JSM has been terminated under circumstances which would result in liability to the PBGC.

                 (c) Each Benefit Plan which has been or is sponsored, participated in or contributed to by JSM: (i) is in compliance in all material respects with all requirements of ERISA, (ii) has no issue pending (other than the payment of benefits in the normal course) nor any issue resolved adversely to JSM which may subject JSM to the payment of any penalty, interest, tax or other obligation, and (iii) is in compliance with the terms of the Benefit Plan and the Code.

                 (d) The execution of this Agreement or the consummation of the transactions contemplated by this Agreement will not give rise to any, or trigger any, change of control, or severance benefit or other similar provision in any Benefit Plan.

                 (e) JSM does not provide employee post-retirement medical or health coverage or contribute to or maintain any employee welfare benefit plan which provides for health benefit coverage following termination of employment except as is required by Section 4980B(f) of the Code or other applicable statute, nor has it made any representations, agreements, covenants or commitments to provide that coverage.

                 (f) No Pension Plan that JSM maintains, or to which JSM is obligated to contribute, had, as of the respective annual valuation date for each such Pension Plan, an "unfunded benefit liability" (as such term is defined in Section 4001(a)(18) of ERISA). None of the Pension Plans has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived. To the best of JSM's and the Shareholders's knowledge, none of JSM, any officer of JSM or any of the Benefit Plans which are subject to ERISA, including the Pension Plans, or any trusts created thereunder, or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406, 407 or 408 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject JSM or any officer of JSM to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502(i)(1) of ERISA. Neither any of such Benefit Plans nor any of such trusts have been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) with respect to which the 30-day notice requirement has not been waived and neither JSM nor the Shareholders is aware of any other reportable events with respect thereto during the last five years. JSM has never been a party to or contributed to a "multiemployer pension plan" (as such term is defined in Section 4001(a)(3) of ERISA).

                 (g) With respect to any Benefit Plan that is a Welfare Plan, (i) no such Benefit Plan includes a welfare benefits fund, as such term is defined in Section 419(e) of the Code, (ii) each such Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code, complies with the applicable requirements of Section 4980B(f) of the Code and
(iii) each such Benefit Plan (including any such Plan covering retirees or other former employees) may be amended or terminated without material liability to JSM on or at any time after the Closing.

                 (h) Neither JSM, the Shareholders, nor any member of a controlled group or affiliated service group as defined in Section s 414(b),
(c), (m) and (o) of the Code of which JSM or the Shareholders is a member (collectively, the "Company") has made a complete or partial withdrawal from a multiemployer plan (as defined in Section 3(37) of ERISA) so as to incur withdrawal liability as defined in Section 4201 of ERISA which remains unpaid. The execution of this Agreement or the consummation of the transactions contemplated by this Agreement will not give rise to, or trigger, any liability under ERISA to JSM. JSM, and each Benefit Plan maintained by JSM has complied with all the requirements of such Benefit Plan, ERISA, and the Code. JSM shall be reimbursed by the Shareholders for all liability, taxes, liens, penalties or other obligations related to any Benefit Plan maintained or contributed to by any other member of JSM.

         Section 4.11 Contracts and Agreements. Section 4.11 of the Disclosure Schedule sets forth a true and complete list of all of the following contracts, agreements, leases, licenses, plans, arrangements or commitments, written or oral, to which JSM is a party or by which JSM or any of its assets or properties is in any way bound or obligated (including all amendments, supplements and modifications thereto):

                 (a) all contracts, agreements or commitments, including, but not limited to, drilling contracts (identifying each contract that is a turn-key contract), all subcontracts and contracts in respect of the provision of services or the purchase of raw materials, supplies or other products or utilities, except those entered into in the Ordinary Course of Business involving payments or receipts by JSM of less than $10,000;

                 (b) all offers, tenders, bids or the like outstanding and capable of being converted into an obligation of JSM by an acceptance or other act of some other Person, including bids to provide turn-key drilling services;

                 (c)        all master supply and service contracts;

                 (d) all collective bargaining agreements, union agreements, employment agreements, consulting agreements or agreements providing for the services of an independent contractor;

                 (e) all profit-sharing, pension, stock option, severance pay, retirement, bonus, deferred compensation, group life and health insurance or other employee benefit plans, agreements, arrangements or commitments of any nature whatsoever and all agreements with any present or former officer, director or stockholder of JSM;

                 (f) all leases and all other contracts, agreements or legally enforceable commitments relating to or affecting real property or any interest therein;

                 (g) all loan or credit agreements, indentures, guarantees (other than endorsements made for collection), mortgages, pledges, conditional sales or other title retention agreements, and all equipment financing obligations, lease and lease-purchase agreements;

                 (h) all contracts, agreements, arrangements or legally enforceable commitments relating to the issuance of capital stock, bonds or other securities of JSM;

                 (i) all contracts, agreements, arrangements or legally enforceable commitments relating to the acquisition by JSM of any of its assets;

                 (j) all performance bonds, bid bonds, surety bonds and the like, all contracts and bids covered by such bonds, and all letters of credit and guaranties;

                 (k) all consent decrees and other judgments, decrees or orders, settlement agreements and agreements relating to competitive activities, requiring or prohibiting any future action;

                 (l) all accounts, notes and other receivables (other than customer account receivables generated in the Ordinary Course of Business), and all security therefor, and all documents and agreements related thereto;

                 (m) all contracts, agreements, arrangements or legally enforceable commitments of any nature with the Shareholders or any Affiliate of the Shareholders or any family member of a Shareholder or Affiliate of such family member;

                 (n) all licenses of intellectual property to or from JSM;

                 (o) all contracts, agreements, arrangements or legally enforceable commitments that cannot be canceled by JSM without penalty;

                 (p) all contracts, agreements, arrangements, or legally enforceable commitments that cannot be canceled by JSM by notice of 30 days or less;

                 (q) all contracts, agreements, arrangements or legally enforceable commitments that could give rise to any indemnity obligations;

                 (r) all drilling contracts performed in whole or in part at any time the past two years; and

                 (s) all contracts, agreements, arrangements or legally enforceable commitments that are material to JSM or the operation of any of its businesses.

All of such contracts, agreements, leases, licenses, plans, arrangements and commitments and all other such items binding on JSM or its assets not specifically described above (collectively, the "Contracts") are valid, binding and in full force and effect in accordance with their terms and conditions and there is no existing default thereunder or breach thereof by JSM, or, to the best of the Shareholders's and JSM's knowledge, by any other party to the Contracts, or any conditions that, with the passage of time or the giving of notice or both, might constitute such a default by JSM, or, to the best of the Shareholders's and JSM's knowledge, by any other party to the Contracts, and the Contracts will not be breached by or give any other party a right of termination as a result of the transactions contemplated by this Agreement.
All Contracts were entered into in the Ordinary Course of Business of JSM, and, with respect to Contracts pursuant to which JSM is to provide services or products, were entered into by JSM with the intention and expectation by JSM of realizing a profit from the performance of the Contract. Copies of all of the documents (or in the case of oral commitments, descriptions of the material terms thereof) relevant to the Contracts listed on Section 4.11 of the Disclosure Schedule have been delivered by the Shareholders to UTI and such copies and descriptions are true and accurate and include all amendments, supplements or modifications to the Contracts.

         Section 4.12 Effect of Agreement. The execution and delivery of this Agreement by JSM and the Shareholders and the consummation of the Merger and the transactions contemplated hereby will not (i) result in any breach of any of the terms or conditions of, or constitute a default under, the Articles of Incorporation or other charter documents or bylaws of JSM or the Shareholders, or any commitment, mortgage, note, bond, debenture, deed of trust, contract, agreement, license or other instrument or obligation to which JSM or the Shareholders is now a party or by which JSM or the Shareholders or any of their properties or assets may be bound or affected; (ii) result in any violation of any Governmental Requirement applicable to JSM or the Shareholders; (iii) cause JSM to lose the benefit of any right or privilege it presently enjoys or, to the best of the Shareholders's and JSM's knowledge, cause any Person who normally does business with JSM not to continue to do so on the same basis as before; (iv) relieve any Person of any obligation to JSM (whether contractual or otherwise) or enable any other Person to terminate any such obligation or any right or benefit enjoyed by JSM or to exercise any right under any agreement, including any

Contract, with or otherwise in respect of JSM or the assets or business of JSM; or (v) require notice to or the consent, authorization, approval or order of any Person.

         Section 4.13 Properties, Assets and Leasehold Estates. JSM owns or has the right to use (pursuant to a valid lease or license disclosed on Section 4.11 of the Disclosure Schedule) all property, real or personal, tangible or intangible, (i) reflected on the Reference Balance Sheet (other than items sold by JSM since the Balance Sheet Date in the Ordinary Course of Business for which the proceeds from such sales did not exceed $50,000 individually or in the aggregate) or (ii) utilized in or necessary for the operation of its business. Section 4.13 of the Disclosure Schedule sets forth a true and complete list of all such property as of the date hereof (with all property that is leased or licensed being designated as such). JSM has good and marketable title to all the properties, interests in properties, assets and leasehold estates, real and personal, set forth in Section 4.13 of the Disclosure Schedule, free and clear of all mortgages, liens, pledges, conditional sales agreements, charges, easements, covenants, assessments, restrictions and encumbrances of any nature whatsoever. All leases of property under which JSM purports to be a lessee are valid, binding and in full force and effect. Except as set forth in Section 4.13 of the Disclosure Schedule, the structures, equipment and other properties owned or used by JSM are in good operating condition and repair, normal wear and tear excepted; provided, however, that no representation is provided with respect to the operational condition of JSM's rigs. During the past two years, there has not been any significant interruption of the business of JSM due to the breakdown or inadequate maintenance of any of the assets of JSM. All such structures, equipment and other properties of JSM and the present use of such items conform to all Governmental Requirements, and no notice of any violation of any such Governmental Requirements relating to such assets or their use has been received by JSM. JSM has all easements, rights of ingress and egress, and utilities and services necessary for all operations conducted by it. Neither the whole nor any portion of any real property owned or occupied by JSM has been condemned or otherwise taken by any public authority, nor, to the best of the Shareholders's and JSM's knowledge, is any such condemnation or taking threatened or planned.

         Section 4.14 Bank Accounts. Section 4.14 of the Disclosure Schedule sets forth a true and complete list of all bank or financial accounts and safe deposit boxes of JSM and of the credit and debit balances of such bank and financial accounts as of the most recent practicable date. Since the date of the balances set forth on such list, there have been no payments out of or drafts against any of the accounts included therein other than routine payments and drafts in the ordinary course of business. Section 4.14 of the Disclosure Schedule also lists all persons having signatory authority over or access to such bank and financial accounts and safe deposit boxes.

         Section 4.15       Suits, Actions and Claims.  Except as set forth in
Section 4.15 of the Disclosure Schedule, (i) there are no suits, actions, claims, inquiries, investigations or legal, administrative or arbitration proceedings involving JSM or in which JSM is engaged or that are pending or, to the best of the Shareholders' and JSM's knowledge, threatened against or affecting JSM or any of its properties, assets or business, or that question the validity or legality of the transactions contemplated hereby, (ii) no basis or grounds for any such suit, action, claim, inquiry, investigation or proceeding exists, and (iii) there is no outstanding order, writ, injunction or decree of any Governmental Authority against or affecting JSM or any of its properties, assets or business. Section 4.15 of the Disclosure Schedule sets forth all claims, including the status thereof, over the past two years against JSM with respect to personal injury, negligence or responsibility for damages or injuries relating to JSM's business and operations or for reservoir damage or obligation to redrill or work over a well.

         Section 4.16 Insurance Policies. Section 4.16 of the Disclosure Schedule contains a list of all insurance policies (specifying the insurer, the amount of coverage, the type of insurance and the policy number) covering JSM or its properties, assets, business and personnel. Such policies afford JSM coverage in such amounts and against such risks as is customary for companies engaged in the same type and scope of business as JSM. There are no special circumstances with respect to such policies or the business or operations of JSM that lead to any liability under such insurance policies being avoided by the insurers issuing such policies or, to the best of the Shareholders's and JSM's knowledge, the premiums thereunder being increased. Except as set forth on Section 4.16 of the Disclosure Schedule, there is no claim outstanding under any such insurance policy nor to the best of the Shareholders's and JSM's knowledge are there any circumstances that are likely to give rise to such a claim. JSM is not in default with respect to any provision contained in such insurance policies, nor has it failed to give any notice or present any claim thereunder in timely fashion. All such policies are in full force and effect, with all premiums due thereon to date fully paid.

         Section 4.17 Licenses and Permits; Compliance with Governmental Requirements. Section 4.17 of the Disclosure Schedule sets forth a true and complete list of all licenses and permits necessary for the conduct of JSM's business. JSM has all such licenses and permits validly issued to it and in its name, and all such licenses and permits are in full force and effect. True and correct copies of all such licenses and permits necessary for the conduct of business are included in Exhibit 4.17 hereto. No violations are or have been recorded in respect of such licenses or permits and no proceeding is pending or, to the best of the Shareholders's and JSM's knowledge, threatened seeking the revocation or limitation of any of such licenses or permits. The consummation of the transactions contemplated by this Agreement will not constitute a violation of any such license or permit or impair or adversely affect in any manner any such license or permit. JSM has complied with all Governmental Requirements applicable to its business, and all Governmental Requirements with respect to the distribution and sale of products and services by it.

         Section 4.18 Authorization. Each Shareholder has all requisite legal right, power, capacity and authority to execute and deliver this Agreement and to perform fully such Shareholder's obligations hereunder. This Agreement has been duly executed by each Shareholder and constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as limited by applicable bankruptcy, moratorium, insolvency or other similar laws affecting generally the rights of creditors or by principles of equity.

         Section 4.19 No Untrue Statements. The statements, representations and warranties of the Shareholders set forth in this Agreement and the Exhibits hereto and in all other documents and information furnished to UTI and UTI Sub and its representatives in connection herewith do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements, representations and warranties made not misleading.

         Section 4.20 Records. The books, records and minutes kept by JSM with respect to its business and assets have been kept properly in all material respects in accordance with all Governmental Requirements and contain records of all matters required to be included therein by any Governmental Requirement or by generally accepted accounting principles, and such books, records and minutes are true, accurate and complete in all material respects.

         Section 4.21 No Dissolution or Judgment. No order has been entered or petition presented or resolution passed for the dissolution or winding up of JSM nor has any distress, execution or other process been levied in respect of JSM or any of its assets nor is there any unfulfilled or unsatisfied judgment or order outstanding against JSM.

         Section 4.22 Accounts Receivable. All notes and accounts receivable of JSM shown on the Reference Balance Sheet or that have arisen since the Balance Sheet Date ("Accounts Receivable") have arisen in the Ordinary Course of Business. All Accounts Receivable either (i) have been collected or (ii) are collectible on the respective due dates thereof, or, if no due date is stated with respect thereto, within ninety (90) days of their creation in the Ordinary Course of Business, in each case in the aggregate recorded amounts thereof, less the applicable reserves with respect thereto reflected on the Reference Balance Sheet. JSM has not factored or discounted or agreed to factor or discount any Account Receivable. The values at which the Accounts Receivable are carried reflect the accounts receivable valuation policy of JSM which is consistent with JSM's past practice and in accordance with GAAP, consistently applied. Section 4.22 of the Disclosure Schedule sets forth a true, correct and complete list of all Accounts Receivable written off by JSM, in whole or in part, as uncollectible during the two years preceding the date hereof. Section 4.22 of the Disclosure Schedule also sets forth a true, correct and complete aging of the Accounts Receivable of JSM as of the most recent practicable date.

         Section 4.23       Environmental Representations and Warranties.

                 (a) Neither JSM nor any Shareholder has received any written notice of any investigation or inquiry by any Governmental Authority under any applicable Environmental Laws relating to the ownership or operation of the assets of JSM. JSM has not disposed of any Hazardous material (as defined below) on any of the assets currently owned or leased or that have been owned or leased by, JSM or its affiliates or predecessor entitles (the "JSM Assets") and no condition exists on any of the JSM Assets which would subject JSM or the Shareholders or the JSM Assets to any remedial obligations under any applicable Environmental Law.

                 (b) Except where the failure to do so would not have a Material Adverse Effect, JSM and its Affiliates have obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in all applicable Environmental Laws relating to the JSM Assets.

                 (c) Neither JSM or any of its Affiliates nor, to their best knowledge, any prior owner or operator of the JSM Assets, has caused or allowed the generation, use, treatment, storage or disposal of Hazardous Materials at any site or facility owned, leased or operated by JSM or its Affiliates or used in connection with the JSM Assets except in accordance with all applicable Environmental Laws or except to the extent the same would not have a Material Adverse Effect.

                 (d) None of the JSM Assets have been subject to the release of any Hazardous Materials except to the extent that the same would not have a material adverse effect on JSM.

                 (e) JSM has secured all Environmental Permits necessary to the operation of the JSM Assets currently owned by JSM and JSM is in compliance with such permits.

                 (f) JSM has not received any notice, nor is it aware, of any proposal to amend, revoke or replace any environmental Permit, or requiring the issuance of any additional Environmental Permit, necessary to operate the JSM Assets owned by JSM.

                 (g) Seller has not received inquiry or notice nor does Seller have any reason to suspect or believe that it will receive inquiry or notice of any actual or potential proceedings, claims, lawsuits or losses related to or arising under any Environmental Laws and related to the JSM Assets.

                 (h) JSM is not currently operating or required to be operating any of the JSM Assets under any compliance order, schedule, decree or agreement, any consent decree, order or agreement, or corrective action decree, order or agreement issued or entered into under any Environmental Law.

                 (i) JSM and the JSM Assets are to the best of Shareholders' knowledge in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations established under Environmental Laws except to the extent any such noncompliance would not have in Material Adverse Effect.

         Section 4.24 Brokers and Finders. No broker or finder has acted for JSM or the Shareholders in connection with this Agreement or the transactions contemplated by this Agreement and no broker or finder is entitled to any brokerage or finder's fee or to any commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of JSM or the Shareholders.

         Section 4.25 Customers. Section 4.25 of the Disclosure Schedule sets forth a true, correct and complete list of all customers of JSM to which JSM has sold or provided products or services during the two years immediately preceding the date hereof. To the best of JSM's and the Shareholders's knowledge, no customer of JSM has any present plan or intention to reduce its drilling activity for the next 12 months to a level that is materially below the average annual drilling activity of such customer over the past two years.

         Section 4.26 No Royalties. Except with respect to the Excluded Assets, the historical royalty obligations relating thereto have been fully paid and will be assumed by the Shareholders with respect to the future, no royalty or similar item or amount is being paid or is owing by JSM, nor is any such item accruing, with respect to the operation, ownership or use of the business or the assets of JSM.

         Section 4.27 No Affiliate Obligations. JSM does not have any obligations or liabilities to the Shareholders or any Affiliate of the Shareholders, except for obligations and liabilities that will be released in full at no cost to JSM on or prior to the Closing Date.

         Section 4.28       Investment Purpose; Accredited Investor.   Each
Shareholder (i) is an accredited investor as that term is defined in Regulation D promulgated under the Securities Act of 1993, as amended (the "Securities Act"), and (ii) is acquiring the UTI Shares for its own account, for investment purposes and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act, except pursuant to a valid registration statement under the Securities Act declared effective by the Securities and Exchange Commission or pursuant to a valid exemption from registration under the Securities Act. Each Shareholder acknowledges that the issuance to such Shareholder of the UTI Shares has not been registered under the Securities Act or the securities laws of any state and will contain an appropriate restrictive legend.

         Section 4.29 JSM Corporate Authority. The execution and delivery of this Agreement by JSM, the performance by it of all the terms and conditions hereof to be performed by it and the consummation of the transactions contemplated hereby by it, including the Merger and the Share Redemption, have been duly authorized and approved by any requisite corporate action on the part of JSM, including all necessary approvals by the Shareholders of the Merger and this Agreement. This Agreement constitutes the legal, valid and binding obligation of JSM enforceable against JSM in accordance with its terms, subject to applicable bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the enforceability of the indemnification provisions contained in Section 15.4 being subject to limitations under public policy:

                 (a) Except for the filing and recordation of a Certificate of Merger as required by the TBCA,

                 (b) The affirmative vote of the holders of a majority of the outstanding shares of JSM Common Stock was the only vote of the holders of any class or series of JSM's capital stock necessary to approve this Agreement and the transactions contemplated hereby.


                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF UTI

         UTI represents and warrants to the Shareholders that:

         Section 5.1 Due Incorporation and Qualification. UTI is a corporation duly organized and validly existing under Delaware law and has all requisite power to carry on its business as now being conducted. UTI Sub is a corporation duly organized and validly existing under Texas law. UTI and UTI Sub is qualified to do business in each other jurisdiction in which its failure to so qualify would materially and adversely affect UTI or its financial condition or business or ability to perform the transactions contemplated by this Agreement.

         Section 5.2        Performance of Agreement.

                 (a) UTI and UTI Sub has all necessary corporate power and authority to enter into and carry out the transactions contemplated by this Agreement.

                 (b) UTI's and UTI Sub's execution, delivery and performance of this Agreement have been duly and validly authorized and approved by all necessary corporate action on the part of UTI and UTI Sub, as applicable.

                 (c) The execution, delivery and performance of this Agreement by UTI and UTI Sub, and the transactions contemplated hereby, will not violate (i) any provision of the certificate of incorporation or bylaws of UTI and UTI Sub, (ii) any material agreement or instrument to which UTI is a party or by which UTI is bound, (iii) any judgment, order, ruling, or decree applicable to UTI as a party in interest, or (iv) any Governmental Requirement applicable to UTI.

                 (d) This Agreement is the valid and binding agreement of UTI and UTI Sub, enforceable against UTI and UTI Sub in accordance with its terms, except as limited by applicable bankruptcy, moratorium, insolvency or other similar laws affecting generally the rights of creditors or by principles of equity and the indemnification provisions contained in Section 15.4 being subject to limitation under public policy.

         Section 5.3 Brokers and Finders. No agent, broker, investment banker, person or firm acting on behalf of UTI or under its authority is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from the Shareholders in connection with any of the transactions contemplated hereby.

         Section 5.4 Financial Ability. UTI has on the date hereof, and on the Closing Date will have, the financial ability to perform its obligations under this Agreement.

         Section 5.5 Authorization for UTI Common Stock. UTI has taken all necessary corporate action to permit it to issue the number of shares of UTI Common Stock required to be issued pursuant to the terms of this Agreement. Subject to the provisions of Section 2.1, the shares of UTI Common Stock issued pursuant to the terms of this Agreement will, when issued, be validly issued, fully paid and nonassessable and not subject to preemptive rights. The UTI Common Stock issuable pursuant to this Agreement will, when issued, be listed on the American Stock Exchange subject to official notice of issuance.

         Section 5.6 SEC Documents. UTI has provided to the Shareholders its Annual Report on Form 10-K for the year ended December 31, 1996, Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, its Current Reports on Form 8-K dated January 27, 1997 and April 11, 1997, as amended, and its proxy statement with respect to its Annual Meeting of Stockholders for 1997 (such documents collectively referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of UTI included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of UTI and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Since September 30, 1996, other than as discussed in the SEC Documents, there has been no material adverse change in the business of UTI and its subsidiaries, taken as a whole.

                                   ARTICLE VI
                    OBLIGATIONS OF PARTIES PRIOR TO CLOSING

         Section 6.1 General. Up to and including the Closing Date, none of the parties will take any action which would cause any of its representations and warranties herein not to be true and correct in all material respects as of the Closing Date except by written authorization of the other parties. Each party shall use its best efforts to carry out and comply with the provisions of this Agreement, to satisfy the conditions applicable to such party and to consummate the sale and purchase in accordance with this Agreement.

         Section 6.2 Access to Records and Properties of JSM. Subject to requirements of confidentiality imposed by contract or by law, the Shareholders will cause JSM to make available to UTI and its accountants, counsel and other representatives, access during normal business hours to the properties, books and records of JSM and allow JSM's officers and representatives to be available to UTI for consultation. In exercising the right of access, UTI will not unreasonably interfere with the conduct of the business or make disclosure of this Agreement or its terms to any third party without the prior written consent of JSM, unless required by law.

         Section 6.3 Conduct of Business of JSM Until the Closing. Up to and including the Closing Date, unless UTI consents in writing to contrary action, the Shareholders will cause JSM to:

                 (a) not change its capital stock by reclassification, subdivision, reorganization, issuance of additional stock or otherwise;

                 (b) except for the Share Redemption, not issue or sell, or purchase or otherwise reacquire, any of its capital stock, or grant or commit to grant any options, warrants, or other rights to subscribe for, or purchase, or otherwise acquire, any shares of its capital stock, or issue or commit to issue any securities convertible into or exchangeable for shares of its capital stock;

                 (c) except for the Share Redemption to the Shareholders as provided in Section 6.5, not declare any dividend on its capital stock or make any other similar payment or distribution thereon or in respect thereof;

                 (d) not change or amend its Certificate of Incorporation or By-Laws;

                 (e) maintain its books, records and accounts in accordance with GAAP and in the usual and regular manner consistent with prior years;

                 (f) not borrow or agree to borrow any money or guarantee, or agree to guarantee the obligations of others;

                 (g) not make any contracts or commitments other than in the Ordinary Course of Business;

                 (h) not allow any material contract to be terminated or to be materially modified prior to the full term of the contract unless approved by the Board of Directors, or by a duly authorized officer;

                 (i) not create, assume or permit to exist any mortgage, pledge or other lien or encumbrance on any of its assets except in the Ordinary Course of Business;

                 (j) not sell, assign, lease or otherwise dispose of any of its material assets other than in connection with the replacement of obsolete or worn-out items;

                 (k) use best efforts to preserve intact the current business organizations of JSM, keep available the services of the current officers, employees and agents of the JSM, and maintain the relations and goodwill with all suppliers, customers, licensers, licensees, landlords, trade creditors, employees, agents and others having business relationships with JSM;

                 (l) cause JSM to furnish to UTI copies of all financial statements and certificates and reports concerning operation of the business, as and when such financial statements, certificates and reports are delivered to any Shareholder or pursuant to any material contract of JSM; and

                 (m) use its best efforts not to do, or fail to do, any act which results or will result (i) in any of the representations and warranties of the Shareholders under this Agreement being materially incorrect or (ii) in the nonfulfillment of any of the conditions stated in Article VII.

         Section 6.4 No Negotiation. Until such time, if any, as this Agreement is terminated pursuant to Article X, the Shareholders will not, and shall cause JSM not to, nor will they permit any of their respective representatives to and shall cause JSM's representatives not to, directly or indirectly solicit, initiate or encourage any inquiries, offers or proposals from, discuss or negotiate with or execute any agreement regarding or provide any information to, any Person (other than UTI) relating to any transaction involving the sale of the capital stock of JSM owned by the Shareholders or the business or operations of JSM or any of the property or assets of either JSM, or of any of the capital stock or any other equity securities of JSM, or any merger, consolidation, business combination, liquidation, recapitalization, dissolution or similar transaction involving JSM (collectively, "Sale Proposals") or any other transaction the consummation of that would or could reasonably be expected to impede, interfere with, prevent or materially delay the transactions contemplated hereunder or which that or could reasonably be expected to materially dilute the benefits to UTI of the transactions contemplated hereunder. If any such written inquiries or Sale Proposals are received by, or any such information is requested in writing from or any such negotiations or discussions are sought to be initiated with the JSM or any of the Shareholders, then the Shareholders will, and shall cause JSM to, promptly notify UTI of the nature, terms and status of the foregoing and the identity of the inquiring party and provide UTI with a copy of all written materials provided in connection with such Sale Proposal. Until such time, if any, as this Agreement is terminated pursuant to Article 9, none of the JSM or the Shareholders will accept any Sale Proposal from any person or entity other than UTI.

         Section 6.5 Share Redemption. Prior to the Closing, the Shareholders shall cause JSM to redeem four shares of JSM Common Stock held by each of them in consideration of the Excluded Assets. As part of the Share Redemption, the Shareholders shall assume all obligations and liabilities relating to the Excluded Assets and all Pre-Closing Obligations to the extent they are not JSM Retained Liabilities. The Share Redemption and such assumption shall be effected in a manner acceptable to UTI. The Shareholders and UTI shall agree upon a valuation of the Excluded Assets for purposes of the Share Redemption and there shall be fully accrued as a current liability on the financial statements of JSM at Closing an amount sufficient to cover all Taxes payable by JSM in respect of the Share Redemption. JSM agrees following the Closing to execute, at the sole cost of the Shareholders, any agreements, certificates or other documents upon the reasonable request of the Shareholders reasonably necessary to effectuate an orderly transfer of the Excluded Assets as part of the Share Redemption. All Excluded Assets shall be transferred as part of the Share Redemption with representations and warranties of any kind, including title and any implied warranties of fitness for a particular purpose or merchantability.

                                  ARTICLE VII
            CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SHAREHOLDERS

         The obligations of the Shareholders hereunder are subject to satisfaction of the conditions set out in this Article VII at or before the Closing Date.

         Section 7.1 Opinion of Counsel. The Shareholders shall have received the opinion of counsel to UTI dated the Closing Date, substantially in the form of Exhibit 7.1.

         Section 7.2        Performance and Obligations of UTI.

                 (a) All of the terms and conditions of this Agreement to be complied with and performed by UTI at or before the Closing Date shall have been complied with and performed in all material respects, and the representations and warranties made by UTI in this Agreement shall be correct in all material respects with the same force and effect as though such representations and warranties had been made at and as of the Closing Date.

                 (b) UTI shall have delivered to the Shareholders a certificate, dated the Closing Date, substantially in the form of Exhibit 7.2(b).

                 (c) UTI shall have complied on or before the Closing Date in all material respects with each of its covenants or agreements contained in this Agreement to be performed on or before the Closing Date.

                 (d) There shall not have occurred a Material Adverse Effect with respect to UTI since June 30, 1997.

                                  ARTICLE VIII
                   CONDITIONS PRECEDENT TO OBLIGATIONS OF UTI

         The obligations of UTI hereunder are subject to satisfaction of the conditions set out in this Article VIII at or before the Closing Date.

         Section 8.1 Absence of Litigation. No suit, action or other proceeding by a third party or governmental entity shall have been instituted or threatened before any court, governmental entity or legislative body to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby, which, in the reasonable judgment of UTI, would make it inadvisable to consummate such transactions.

         Section 8.2 Opinions of Counsel. UTI shall have received the opinion of counsel to the Shareholders, dated the Closing Date, substantially in the form of Exhibit 8.2.

         Section 8.3        Performance and Obligations of the Shareholders.

                 (a) All of the terms and conditions of this Agreement to be complied with and performed by the Shareholders at or before the Closing Date shall have been complied with and performed in all material respects, and the representations and warranties made by the Shareholders in this Agreement shall be correct in all material respects with the same force and effect as though such representations and warranties had been made as of the Closing Date.

                 (b) the Shareholders shall have delivered to UTI a certificate, substantially in the form of Exhibit 8.3(b).

         Section 8.4 Tender of Resignations. Each director and officer of JSM, as requested by UTI prior to the Closing Date, shall have tendered his or her resignation as such director and/or officer effective upon Closing.

         Section 8.5 Covenants and Agreements Performed. Seller shall have complied on or before the Closing Date in all material respects with each of the covenants or agreements of Seller contained in this Agreement to be performed on or before the Closing Date.

         Section 8.6 No Adverse Change. There shall not have occurred any Material Adverse Effect with respect to JSM since the Balance Sheet Date.

         Section 8.7 Diminution in Value of the Assets. Since the date of this Agreement, there shall not have been an actual or constructive total loss of any of the Rigs.

         Section 8.8 Debt. JSM shall have paid all Debt outstanding under the Debt Obligations.

                                   ARTICLE IX
                                    CLOSING

         Section 9.1 Place of Closing and Closing Date. The Closing shall take place at the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas, subject to the satisfaction of the conditions precedent stated in Articles VII and VIII on September 11, 1997, or such other date as may be mutually agreed.

         Section 9.2 Closing Deliveries by UTI. At the Closing, UTI shall deliver to the Shareholders as provided in Article III the following:

                 (a) the Estimated Cash Payment and 90% of the UTI Shares in accordance with Article III;

                 (b)        the executed Opinion of Counsel described in
Section 7.1;

                 (c) the certificate executed by an authorized officer of UTI described in Section 7.2(b);

                 (d) a certificate executed by the Secretary (or Assistant Secretary), of UTI and UTI Sub dated as of the Closing Date, providing the resolutions authorizing the merger under this Agreement adopted by the Board of Directors of UTI and UTI Sub and the continued effectiveness of such resolutions, and presenting the incumbency and representative signatures of the officers executing this Agreement on behalf of UTI and UTI Sub, as the case may be;

                 (e) a certificate of good standing for UTI issued by the Secretary of State of UTI's state of incorporation dated as of a date no more than ten (10) days prior to the Closing Date; and

                 (f) a certificate executed by the Secretary (or Assistant Secretary) of UTI dated as of the Closing Date stating that UTI has taken all corporate action necessary on its part to authorize its execution and delivery of this Agreement and presenting the authority of the officers executing this Agreement on behalf of UTI.

         Section 9.3 Closing, Deliveries by the Shareholders. At the Closing, the Shareholders shall deliver to UTI the following:

                 (a) a certificate or certificates evidencing the Shares duly endorsed for transfer to UTI;

                 (b) a certificate of good standing for JSM issued by the Texas Secretary of State and a certificate of existence and good standing (including as to tax status) in each jurisdiction listed on Exhibit 3.1, in each case and dated as of a date no more than ten (10) days prior to the Closing Date;

                 (c)        the executed Opinion of Counsel described in
Section 8.2;

                 (d)        the certificate described in Section 8.3(b);

                 (e) a certificate executed by the Secretary (or Assistant Secretary) of JSM dated as of the Closing Date stating that JSM and its Shareholders has taken all corporate action necessary on their parts to authorize the execution, delivery and performance of this Agreement and presenting the authority of the officers executing this Agreement on behalf of the Shareholders; and

                 (f) each of the resignations requested in accordance with the provisions of Section 8.4.

                                   ARTICLE X
                                  TERMINATION

         Section 10.1       Termination.  This Agreement may be terminated:

                 (a) At any time prior to the Closing Date with the mutual written consent of the Shareholders, JSM, UTI; or

                 (b) On the Closing Date by the Shareholders, if the Shareholders do not receive bank confirmation of receipt of the Cash Purchase Price, or if any of the conditions provided in Article VII shall not have been satisfied, complied with or performed in any material respect on or prior to the Closing Date and the Shareholders shall not have waived in writing such non-satisfaction, noncompliance or nonperformance on or before the Closing Date; or

                 (c) On the Closing Date by UTI, if any of the conditions provided in Article VIII shall not have been satisfied, complied with or performed in any material respect on or prior to the Closing Date and UTI shall not have waived in writing such non-satisfaction, noncompliance or nonperformance on or before the Closing Date.

                                   ARTICLE XI
                      OBLIGATIONS OF PARTIES AFTER CLOSING

         Section 11.1 Post-Closing Confidentiality. After the Closing, the Shareholders and their Affiliates shall maintain as confidential information all information in their possession regarding JSM or its business or assets, and shall not disclose any of such information to any Person except as may be required to comply with applicable law.

         Section 11.2       Cooperation Regarding Financial Information.

                 (a) The Shareholders, if requested by UTI, shall cooperate and assist Ernst & Young LLP or other accounting firm designated by UTI (the "Accountants") in preparing such audited financial statements of JSM that UTI may reasonably require in order to permit UTI to timely file a Current Report Form 8-K with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder in connection with the transactions contemplated hereby and to comply with any financial statement requirements with respect to JSM applicable to UTI under the Securities Exchange Act of 1934, as amended, the Securities Act and the rules and regulations thereunder. If requested, the Shareholders shall use reasonable good faith efforts to cause Elms, Faris & Company to assist the Accountants in delivering such audited financial statements to UTI within ten business days prior to the date that UTI is required to file such financial statements with the Securities and Exchange Commission in connection with such obligations. The Shareholders shall cause Elms, Faris & Company to provide UTI with access to such firm's work papers in support of any accounting or auditing work performed by Elms, Faris & Company in respect of JSM. The cost of such audit, including fees relating to assistance provided by Elms, Faris & Company, shall be borne by UTI. The Shareholders will cooperate with and assist UTI in preparing, and, if requested, shall use reasonable efforts to cause Elms, Faris & Company to cooperate with, and assist the Accountants in preparing such other audited financial statements for JSM as may be specified by UTI.

                 (b) If in connection with any audit of JSM or UTI requiring historical information regarding the Excluded Assets, the Shareholders shall provide such information regarding the same as JSM or UTI may from time to time request.

         Section 11.3 Covenant Not to Compete With the Business. Each of the Shareholders agrees that, effective as of the Closing Date, for a period of five years thereafter in all jurisdictions other than Louisiana, which shall be applicable for two years only, such Shareholder will not, and will cause each of his Affiliates to not, without the consent of UTI, directly or indirectly, provide contract land drilling services in the State of Texas, Oklahoma, New Mexico and Louisiana except for the account of UTI and its Affiliates. The Shareholders acknowledge that a remedy at law for any breach or attempted breach of this Section 11.3 will be inadequate and further agree that any breach of this Section 11.3 will result in irreparable harm to JSM and, accordingly, UTI and JSM shall, in addition to any other remedy that may be available to any of them, be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach. The Shareholders acknowledge that this covenant not to compete is being provided as an inducement to UTI to acquire the Shares and that this Section 11.3 contains reasonable limitations as to time, geographical area and scope of activity to be restrained that do not impose a greater restraint than is necessary to protect the goodwill or other business interest of UTI and JSM. Whenever possible, each provision of this
Section 11.3 shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Section 11.3 shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Section 11.3. If any provision of this Section 11.3 shall, for any reason, be judged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Section 11.3 but shall be confined in its operation to the provision of this Section 11.3 directly involved in the controversy in which such judgment shall have been rendered. In the event that the provisions of this Section 11.3 should ever be deemed to exceed the time or geographic limitations permitted by applicable laws, then such provision shall be reformed to the maximum time or geographic limitations permitted by applicable law.

                                  ARTICLE XII
                       NATURE OF STATEMENTS AND SURVIVAL

         Section 12.1 Representations and Warranties. The several representations and warranties of the parties shall survive the execution and delivery of this Agreement and the Closing and shall remain in full force and effect for a period beginning on the date hereof and ending three years following the Closing Date, with the following exceptions:

                 (a) the representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.13, 4.18, 4.23, 4,26, 4.27, 5.1 and 5.2(a) and (b)
shall survive the execution and delivery of this Agreement and the Closing and shall remain in full force and effect without limitation as to time; and

                 (b) the representations and warranties set forth in Sections 4.9, 4.10, 4.24, 5.24 and 5.3 shall survive the execution and delivery of this Agreement and the Closing and shall remain in full force and effect for a period beginning on the date hereof and ending on the 90th day after the expiration of all applicable statutes of limitations, including any and all extensions thereof.

The period during which the representations and warranties shall survive being referred to herein with respect to such representations and warranties as the "Survival Period".

         Section 12.2 Effect of Survival. The several representations and warranties made herein by each party shall be effective with respect to any inaccuracy therein or breach thereof (and a claim for indemnification under Article XIII may be made thereon) if a written notice asserting the claim shall have been given within the Survival Period to the party that made the representation or warranty. Any claim for indemnification made during the Survival Period shall be valid, and the representations and warranties relating thereto shall remain in effect for purposes of that indemnification notwithstanding the fact that the claim may not be resolved within the Survival Period.

         Section 12.3 Effect of Investigation. All representations, warranties, covenants and agreements made by the parties shall not be affected by any investigation heretofore or hereafter made by and on behalf of any of them and shall not be deemed merged into any instruments or agreements delivered in connection with this Agreement or the Closing or otherwise in connection with the transactions contemplated hereby.

         Section 12.4 Survival of Covenants and Agreements. The covenants and agreements entered into pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing without limitation.

                                  ARTICLE XIII
                                INDEMNIFICATION

         Section 13.1 General Indemnity by the Shareholders. Each of the Shareholders, jointly and severally, covenants and agrees that such Shareholder will indemnify, hold harmless and defend UTI, UTI Sub and JSM and their respective officers, directors, employees, agents, representatives and Affiliates and successors and assigns (collectively, the "UTI Indemnified Parties"), at all times from and after the Closing Date, from and against any and all Damages of or to any of UTI Indemnified Parties that may now or in the future be paid, incurred or suffered by any UTI Indemnified Party or asserted against any UTI Indemnified Party by any Person resulting or arising from or incurred in connection with any one or more of the following (excluding in each case all JSM Retained Liabilities):

                 (a)        any Pre-Closing Obligation;

                 (b) any and all Taxes pertaining or attributable to JSM and any of its subsidiaries with respect to any and all taxable periods or portions thereof ending on or before the Closing Date to the extent not fully accrued on the Final Statement;

                 (c) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related to any liens, obligations or encumbrances of any nature whatsoever against or in any way related to the assets or the business of JSM to the extent such liability or claim for liability arises in connection with any lien, obligation or encumbrance which is in existence at or attributable to periods prior to the Closing Date;

                 (d) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related to any lawsuit or threatened lawsuit or claim involving the Shareholders or JSM based upon actions, omissions or events occurring on or prior to the Closing Date, including, but not limited to, those items listed on Schedule 4.15 hereto;

                 (e) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related to any workers' compensation or worker injury claim based on any actions, omissions or events occurring on or prior to the Closing Date;

                 (f) any liability or claim for liability (whether in contract, in tort, or otherwise, and whether or not successful) related to the administration or termination of, or any benefits under, any retirement plan;

                 (g) any obligation, liability or claim for liability (whether in contract, in tort, or otherwise, and whether or not successful) of JSM to any Affiliate of the Shareholders to the extent such obligation, liability or claim arises in connection with any action, omission or event occurring on or prior to the Closing Date or relates to any agreement or commitment in existence on the Closing Date;

                 (h) any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of the Shareholders under this Agreement or from any misrepresentation in or omission from any list, schedule, certificate or other instrument furnished or to be furnished to UTI pursuant to the terms of this Agreement;

                 (i) any claim or obligation relating to any of the Excluded Assets and any claim or liability relating to the Share Redemption or transfer of the Excluded Assets to the Shareholders, including any Taxes relating thereto to the extent not fully accrued on the Final Statement; or

                 (j) all Environmental Liabilities, whenever incurred, based upon, arising from or related to any conditions, events, circumstances, facts, activities, practices, incidents, actions or omissions occurring or existing on or prior to the Closing Date at, on, under, about, or within any JSM Asset regardless of whether such Environmental Liabilities are known, unknown, disclosed, undisclosed, fixed or contingent, or whether such Environmental Liabilities relate to on-site or off-site Environmental Conditions, including without limitation any such Environmental

Liabilities arising from the use, storage, handling, treatment, disposal, generation, transportation or release of any Hazardous Materials on or prior to the Closing Date.

         Section 13.2 General Indemnity by UTI. UTI covenants and agrees that it will indemnify, hold harmless and defend the Shareholders and their representatives and Affiliates (other than JSM) (collectively, the "Shareholders Indemnified Parties"), at all times from and after the Closing Date, from and against any and all Damages that may now or in the future be paid, incurred or suffered by any the Shareholders Indemnified Party or asserted against any the Shareholders Indemnified Party by any Person resulting or arising from or incurred in connection with any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of UTI under this Agreement or from any misrepresentation in or omission from any list, schedule, certificate or other instrument furnished or to be furnished to the Shareholders pursuant to the terms of this Agreement (excluding in each case all liabilities and obligations for which the Shareholders have agreed to indemnify UTI Indemnified Parties pursuant to Section 13.1 above):

         Section 13.3       Indemnification Basket; Effect of Materiality
Qualifiers.

                 (a) There shall be no indemnification for a misrepresentation or breach of representation or warranty recoverable against a party obligated to provide indemnification therefor under this Article XIII until the Damages for all misrepresentations and breaches of representations and warranties by such party exceed $100,000 in the aggregate (the "Basket Amount"), and once all such damages exceeds the Basket amount, such party shall be obligated to the other party for any and all such damages without regard to the Basket Amount.

                 (b) For purposes of determining the right of a party to make a claim for indemnification for a breach of representation or warranty under Sections 13.1 and 13.2, all representations and warranties that have been made subject to a materiality or dollar qualification (including any Material Adverse Effect) shall be deemed to have been made without that qualification, it being understood and agreed that the thresholds provided for under Section 13.3(a) are intended to be the only materiality qualification for such matters for purposes of indemnification.

         Section 13.4 Waiver of Contribution. Any claim for indemnification made by any UTI Indemnified Party pursuant to Article XIII shall be asserted against the Shareholders and their successors and assigns. The Shareholders hereby expressly acknowledges and agrees that it shall be liable and responsible therefor and that it shall not seek or receive indemnification or contribution from JSM with respect to such claim for indemnification.

         Section 13.5 EXPRESS NEGLIGENCE. THE INDEMNIFICATION TO BE PROVIDED BY THE SHAREHOLDERS TO AN INDEMNITEE HEREUNDER PURSUANT TO THIS
ARTICLE XIII SHALL APPLY NOTWITHSTANDING SUCH MATTER FOR WHICH INDEMNIFICATION IS TO BE PROVIDED MAY RELATE

TO THE ORDINARY SOLE OR CONTRIBUTORY NEGLIGENCE, GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR VIOLATION OF LAW BY INDEMNITEE, INCLUDING JSM, ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS, AND FOR LIABILITIES BASED ON THEORIES OF STRICT LIABILITY, AND SHALL BE APPLICABLE WHETHER OR NOT NEGLIGENCE OF SUCH INDEMNITEE IS ALLEGED OR PROVEN, IT BEING THE INTENTION OF THE PARTIES TO INDEMNIFY SUCH INDEMNITEE FROM AND AGAINST ITS ORDINARY SOLE AND CONTRIBUTORY NEGLIGENCE AND GROSS NEGLIGENCE AS WELL AS LIABILITIES BASED ON THE WILLFUL ACTIONS OR OMISSIONS OF THE INDEMNIFIED PARTY AND LIABILITIES BASED ON THEORIES OF STRICT LIABILITY.

         Section 13.6 Notice of Claim. UTI agrees that upon its discovery of facts giving rise to a claim for indemnity under the provisions of this Agreement, (such facts being referred to herein as an "Indemnity Claim"), UTI will give prompt notice thereof in writing to the party from which indemnity may be sought, together with a statement of such information regarding the Indemnity Claim as it shall then have, provided that any delay in giving or failure to give such notice shall not limit any indemnified party's rights to indemnity hereunder except to the extent that the indemnifying party is shown to have been materially prejudiced by such delay or failure.

         Section 13.7 Right to Participate in Defense. With respect to any Indemnity Claim related to third party claims or liabilities as to which an indemnified party seeks indemnity hereunder, the indemnified party shall provide the indemnifying party with the opportunity to participate in the defense of such third party claim or liability with counsel of the indemnifying party's choice and at the indemnifying party's cost and expense. Each of the indemnified party and the indemnifying party shall reasonably cooperate with the other and its representatives and counsel in any dispute or defense related to any third party claim or liability for which indemnity is sought under the terms of this Agreement.

         Section 13.8 Payment. Each party owing an indemnity obligation hereunder shall promptly pay to the party entitled to indemnity hereunder in cash the amount of any Damages to which such party is entitled by reason of the provisions of this Agreement. The indemnifying party shall pay to the indemnified parties all costs of investigation and defense with respect to matters subject to indemnity hereunder as such costs are incurred.

                                  ARTICLE XIV
                                    RELEASE

         Section 14.1       Release.

                 (a) AS OF THE CLOSING DATE, EACH SHAREHOLDER DOES HEREBY FOR HIMSELF AND HIS SUCCESSORS AND ASSIGNS REMISE, RELEASE, ACQUIT AND FOREVER DISCHARGE UTI, JSM,

UTI SUB THE SURVIVING CORPORATION AND THEIR RESPECTIVE AFFILIATES, AND THEIR SUCCESSORS AND ASSIGN, OF AND FROM ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, RESPONSIBILITIES, DISPUTES, CAUSES OF ACTION AND OBLIGATIONS OF EVERY NATURE WHATSOEVER, LIQUIDATED OR UNLIQUIDATED, KNOWN OR UNKNOWN, MATURED OR UNMATURED, FIXED OR CONTINGENT, THAT THE SHAREHOLDER OR HIS AFFILIATES NOW HAS, OWNS OR HOLDS OR HAS AT ANY TIME PREVIOUSLY HAD, OWNED OR HELD AGAINST SUCH PARTIES, INCLUDING WITHOUT LIMITATION ALL LIABILITIES CREATED AS A RESULT OF THE NEGLIGENCE, GROSS NEGLIGENCE AND WILLFUL ACTS OF JSM AND ITS EMPLOYEES AND AGENTS, OR UNDER A THEORY OF STRICT LIABILITY, EXISTING AS OF THE CLOSING DATE OR RELATING TO ANY ACTION, OMISSION OR EVENT OCCURRING ON OR PRIOR TO THE CLOSING DATE; PROVIDED, HOWEVER, THAT ANY CLAIMS, LIABILITIES, DEBTS OR CAUSES OF ACTION THAT MAY ARISE IN THE CONNECTION WITH THE FAILURE OF ANY OF THE PARTIES HERETO TO PERFORM ANY OF THEIR OBLIGATIONS HEREUNDER OR UNDER ANY OTHER AGREEMENT RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY OR FROM ANY BREACHES BY ANY OF THEM OF ANY REPRESENTATIONS OR WARRANTIES HEREIN OR IN CONNECTION WITH ANY OF SUCH OTHER AGREEMENTS SHALL NOT BE RELEASED OR DISCHARGED PURSUANT TO THIS AGREEMENT.

                 (b) The Shareholders jointly and severally represent and warrant that each has not previously assigned or transferred, or purported to assign or transfer, to any Person or entity whatsoever all or any part of the claims, demands, liabilities, responsibilities, disputes, causes of action or obligations released herein. Each Shareholder jointly and severally covenants and agrees that such Shareholder will not assign or transfer to any Person or entity whatsoever all or any part of the claims, demands, liabilities, responsibilities, disputes, causes of action or obligations to be released herein. Each Shareholder jointly and severally represents and warrants that such Shareholder has read and understands all of the provisions of this Section 14.1 and that it has been represented by legal counsel of its own choosing in connection with the negotiation, execution and delivery of this Agreement.

                 (c) EXPRESS NEGLIGENCE. THE RELEASE INDEMNIFICATION PROVIDED BY THE SHAREHOLDERS PURSUANT TO THIS SECTION 14.1 SHALL APPLY NOTWITHSTANDING SUCH MATTER FOR WHICH RELEASE IS PROVIDED MAY RELATE TO THE ORDINARY SOLE OR CONTRIBUTORY NEGLIGENCE, GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR VIOLATION OF LAW BY A RELEASED PARTY, INCLUDING JSM, ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS, AND FOR LIABILITIES BASED ON THEORIES OF STRICT LIABILITY, AND SHALL BE APPLICABLE WHETHER OR NOT NEGLIGENCE OF SUCH RELEASED PARTY IS ALLEGED OR PROVEN, IT BEING THE INTENTION OF THE PARTIES TO RELEASE SUCH RELEASED PARTY FROM AND AGAINST ITS ORDINARY SOLE AND CONTRIBUTORY NEGLIGENCE AND GROSS NEGLIGENCE AS WELL AS LIABILITIES BASED ON THE WILLFUL ACTIONS OR OMISSIONS OF THE RELEASED PARTY AND LIABILITIES BASED ON THEORIES OF STRICT LIABILITY.

                                   ARTICLE XV
                          REGISTRATION AND PUT RIGHTS

         Section 15.1 Demand Rights. On one occasion after 90 days following the Closing Date (the "Demand Date"), the Shareholders may request (a "Demand Request"), pursuant to this Section 15.1, that UTI register under the Securities Act the UTI Shares issued to the Shareholders under this Agreement pursuant to a non-underwritten offering to be made 90 days following the Closing Date, having a period of distribution not to exceed 90 days; provided, however, UTI shall not be obligated to prepare and file any registration statement pursuant to this Section 15.1, or prepare or file any amendment or supplement thereto, and may suspend sales under, at any time when UTI reasonably believes that the filing thereof at the time requested, or the offering of securities pursuant thereto, would materially and adversely affect a pending or proposed public offering of securities of UTI, an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction relating to UTI or negotiations, discussions or pending proposals with respect thereto or require premature disclosure of information not otherwise required to be disclosed to the potential detriment of UTI; provided, however, that such period of sale or distribution shall resume after any such suspension for a number of days necessary to keep such registration effective for permitted sales thereunder for a term of 90 days. The filing of a registration statement, or any amendment or supplement thereto, by UTI may not be deferred, and the sale and distribution of shares may not be suspended, in each case pursuant to the foregoing provisions, for more than 60 days after the abandonment or consummation (or the completion of the distribution of securities in the case of a public offering) of any of the proposals or transactions described therein or, in any event, for more than 90 days.

         Section 15.2 Piggyback Rights. If, at any time after 90 days following the Closing Date, UTI proposes to register under the Securities Act any shares of UTI Common Stock for sale by it pursuant to an underwritten public offering of the UTI Common Stock (except with respect to registration statements filed on Form S-4 or such other forms as shall be prescribed under the Securities Act for the same purposes as such form), it will at each such time, prior to the filing of any such registration statement, give written notice to the Shareholders of its intention so to do, regardless of whether the Shareholders have previously exercised piggyback registration rights or demand rights as to any other shares of stock held by it, and, upon the written request (which must specify the number of shares of UTI Common Stock to participate in such underwritten offering) of the Shareholders delivered to UTI within five days of receipt of UTI's notice, UTI will use its best efforts to cause any UTI Shares as to which registration shall have been so requested to be included in the shares to be covered by the registration statement proposed to be filed by UTI. Nothing contained in this Section 15.2 shall, however, limit UTI's right to cancel, postpone or withdraw any such proposed registration for any reason. Any request by the Shareholders pursuant to this
Section 15.2 to register UTI Shares for sale in the underwriting shall be on the same terms and conditions as the shares of UTI Common Stock to be registered and sold through underwriters under such registration; provided, however, that as a condition to such inclusion the Shareholders shall execute an underwriting agreement acceptable to the underwriters and, if requested, a custody agreement having such customary terms as the underwriters shall request, including indemnification, and if the managing underwriter determines and advises in writing that the inclusion in the underwriting of all UTI Shares proposed to be included by the Shareholders and any other shares of UTI Common Stock sought to be registered by any other stockholder of UTI exercising rights comparable to those of the Shareholders under this Agreement would, in its reasonable and good faith judgment, interfere with the successful marketing of the securities proposed to be registered for underwriting by UTI or by any holder of UTI Common Stock having the right to require UTI to file a registration statement to register such UTI Common Stock (the "Other Common Stock"), then the number of UTI Shares and Other Common Stock requested to be included in the underwriting shall be reduced pro rata among the Shareholders and the holders of Other Common Stock requesting such registration and inclusion in the underwriting and may, in the determination of such managing underwriter and consistent with pro rata reduction, be reduced to zero.

         Section 15.3 Procedure. If and whenever UTI is required by the provisions of this Agreement to use its best efforts to effect the registration of any UTI Shares under the Securities Act, UTI will, subject to the other provisions of this Section 14:

                 (a) as expeditiously as reasonably practicable after demand therefor, prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement on the appropriate form with respect to such UTI Shares and seek to cause such registration statement to become and remain effective;

                 (b) as expeditiously as reasonably practicable, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of such UTI Shares covered by such registration statement in accordance with the intended method of distribution set forth in such registration statement;

                 (c) as expeditiously as reasonably practicable, furnish to the Shareholders such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act, and such other documents as the Shareholders may reasonably request, in order to facilitate the public sale or other disposition of such UTI Shares; provided, however, that the obligation of UTI to deliver copies of prospectuses or preliminary prospectuses to the Shareholders shall be subject to the receipt by UTI of reasonable assurances from the Shareholders that it will comply with the applicable provisions of the Securities Act and of such other securities laws as may be applicable in connection with any use by it of any prospectuses or preliminary prospectuses;

                 (d) as expeditiously as practicable, use its best efforts to register or qualify UTI Shares covered by such registration statement under such other securities laws of such United States jurisdictions as the Shareholders shall reasonably request (considering the nature and size of the offering) and do any and all other acts and things which may be necessary or desirable to enable the Shareholders to consummate the public sale or other disposition in such jurisdictions of UTI Shares; provided, however, that UTI shall not be required to qualify to transact business as a foreign corporation in any jurisdiction in which it would otherwise not be required to be so qualified or to take any action which would subject it to general service of process in any jurisdiction in which it is not then so subject;

                 (e) bear all Registration Expenses (as defined below) in connection with all registrations hereunder; provided, however, that all Selling Expenses (as defined below) of UTI Shares and all fees and disbursements of counsel for the Shareholders in connection with each registration pursuant to this Article 13 shall be borne by the Shareholders. Expenses incurred by UTI in complying with this Article 15, including, without limitation: (i) all registration and filing fees; (ii) all printing expenses;
(iii) all fees and disbursements of counsel for UTI; (iv) all blue sky fees and expenses; and (v) all fees and expenses of accountants for UTI are herein referred to as "Registration Expenses". All underwriting fees and discounts and brokerage and selling commissions relating to UTI Shares to be registered for sale by the Shareholders and fees and expenses of the counsel for the Shareholders and any underwriter's counsel applicable to the sales by the Shareholders in connection with any such registration are herein referred to as "Selling Expenses"; and

                 (f) keep each registration pursuant to Section 15.1 hereof effective for a period of up to 90 days or such shorter period of time until the transfer or sale of all UTI Shares so registered has been completed.

         Section 15.4       Indemnification.

                 (a) In the event of a registration of any UTI Shares under the Securities Act pursuant to this Article 15, UTI will indemnify and hold harmless the Shareholders and any other Person, if any, who controls the Shareholders within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Shareholders or such controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such UTI Shares were registered under the Securities Act, any preliminary prospectus distributed with the consent of UTI or final prospectus contained therein, or any amendment thereof or supplement thereto, including all documents incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Shareholders and each such controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that UTI will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary prospectus, such final prospectus or such amendment or supplement, including all documents incorporated by reference therein, in reliance upon and in conformity with written information furnished to UTI by or on behalf of the Shareholders or a controlling Person of the Shareholders specifically for use in the preparation thereof.

                 (b) In the event of any registration of any UTI Shares under the Securities Act pursuant to this Agreement, the Shareholders shall jointly and severally indemnify and hold harmless UTI and each Person, if any, who controls UTI within the meaning of Section 15 of the Securities Act, each officer of UTI who signs the registration statement, each director of UTI and each underwriter (if any) and each Person who controls any underwriter (if any) within the meaning of Section 15 of the Securities Act, against any and all such losses, claims, damages, liabilities or actions which UTI or such officer, director, underwriter (if any) or controlling Person may become subject under the Securities Act or otherwise, and will reimburse UTI, each such officer, director, underwriter (if any) and controlling Person for any legal or any other expenses reasonably incurred by such party in connection with investigating or defending any such loss, claim, damage, liability or action, if (a) such loss, claim, damage, liability or action in respect thereof arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any such prospectus, or any amendment thereof or supplement thereto, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and any such statement or omission of a material fact was made in reliance upon and in conformity with written information furnished to UTI by or on behalf of the Shareholders specifically for use in connection with the preparation of such registration statement or prospectus or (b) such loss, claim, damage, liability or action in respect thereof arises out of or is based upon the Shareholders's failure to deliver any required prospectus or otherwise comply with applicable laws regarding the same. In connection with any transaction contemplated by Section 15.2 hereof, the Shareholders also agree to indemnify each such underwriter and each Person who controls any such underwriter within the meaning of Section 15 of the Securities Act as may reasonably and customarily be requested by the underwriters in connection with any underwritten offering of such UTI Shares.

                 (c) Promptly after receipt by any indemnified Person of notice of any claim or commencement of any action in respect of which indemnity is to be sought against an indemnifying Person pursuant to this Agreement, such indemnified Person shall notify the indemnifying Person in writing of such claim or of the commencement of such action, and, subject to provisions hereinafter stated, in case any such action shall be brought against an indemnified Person and such indemnifying Person shall have been notified of the same, such indemnifying Person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified Person, and after notice from the indemnifying Person to such indemnified Person of its election to assume the defense thereof, such indemnifying Person shall not be liable to such indemnified Person in connection with the defense thereof; provided, however, if there exists or will exist a conflict of interest which would make it inappropriate in the reasonable judgment of the indemnified Person for the same counsel to represent both the indemnified Person and such indemnifying Person then such indemnified Person shall be entitled to retain its own counsel at the expense of such indemnifying Person; provided further, however, the indemnifying Person shall not be required to pay for more than one separate counsel for all of the indemnified Persons in addition to any local counsel.

         Section 15.5 Termination. If Rule 144 or Rule 145 as promulgated under the Securities Act or any successor or similar rule or statute shall permit the sale of UTI Shares in compliance with the conditions thereof and the provisions thereof, the rights of the Shareholders as to registration provided for in this Agreement as to such UTI Shares shall terminate immediately.

         Section 15.6 Shareholder Put Right. So long as the Shareholders have not made a Demand Request pursuant to Section 15.1, for a period of 30 days following the Demand Date, the Shareholders may on one occasion request (the "Put Request") that UTI repurchase from the Shareholders up to one-half of the UTI Shares issued to them pursuant to the Merger at a repurchase price equal to the Average Sales Price per share of UTI Common Stock. Such request shall be made by the Shareholders in writing and shall designate the total number of UTI Shares requested by the Shareholders to be repurchased and be accompanied by the certificates representing the UTI Shares to be repurchased endorsed in blank with a gold medallion signature guarantee. The UTI Shares to be repurchased shall be transferred free and clear of all liens and encumbrances. UTI shall pay the repurchase price by wire transfer to the account or accounts designated in the Put Request two business days following receipt by UTI of the Put Request and all required documents for against transfer of the applicable UTI Shares to UTI. The Shareholders and UTI agree to execute and deliver all agreements, certificates or other documents reasonably requested by the other party in connection with the Shareholders' exercise of their rights under this Section 15.6.

                                  ARTICLE XVI
                                 MISCELLANEOUS

         Section 16.1 Binding Agreement. All the provisions, covenants, representations, warranties and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns. Prior to the Closing Date, no party hereto may assign any of its interest herein without the written consent of the other party (which consent will not be unreasonably withheld), provided that UTI may assign its rights under this

Agreement to an Affiliate without any requirement for such consent, but such assignment shall not release UTI of its obligations under this Agreement if such obligations are not performed by the assignee. After the Closing Date, except for the rights under Article XV, which may not be assigned, the rights of each party hereto may be assigned by such party without any requirement for consent from the other party.

         Section 16.2 Notices. All notices, requests, waivers and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given upon receipt by personal delivery, messenger delivery, first-class mail or telecopier, at the addresses set forth below (or at such other address for a party as such party shall specify by like notice):

      --if to the Shareholders

      Jim James                         James Silhan
      1310 E. 44th Street               P.O. Box 442
      Odessa, TX 79762                  Kermit, Texas 79745

      with copies to:                   Hollmann, Lyon, Patterson & Durell, Inc.
                                        1205 West University
                                        Odessa, Texas  79764
                                        Attention: Dan Hollmann
                                        Telecopier No.:  (915) 337-8479

      --if to UTI, to:                  UTI Energy Corp.
                                        President
                                        Houston, Texas 77060
                                        Attention:  Vaughn E. Drum
                                        Telecopier No.:  (281) 873-4141

      with copies to:                   Fulbright & Jaworski L.L.P.
                                        1301 McKinney
                                        Houston, Texas 77010
                                        Attention:  Curtis W. Huff
                                        Telecopier No.: (713) 651-5246

         Section 16.3 Entire Agreement. This Agreement is the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, written and oral, among the parties hereto with respect to the subject matter hereof.

         Section 16.4 Expenses. Except as otherwise provided herein, each party shall be solely responsible for all expenses incurred by it in connection with this transaction (including, without limitation, fees and expenses of its own counsel and accountants).

         Section 16.5 Severability. If any term or other provision of this Agreement is held invalid, illegal or incapable of being enforced under any rule or law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a materially adverse manner with respect to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         Section 16.6 Waivers. The failure of any party at any time to require performance of any provision hereof shall not affect its right later to require such performance. No waiver in any one or more instances shall (except as otherwise stated therein) be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any condition or breach of any other term, covenant, representation or warranty.

         Section 16.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         Section 16.8 Headings. The headings preceding the text of articles and sections of this Agreement are for convenience only and are not part of this Agreement.

         Section 16.9 Applicable Law. This Agreement is governed by and shall be construed and enforced in accordance with the internal laws of the State of Texas.

         Section 16.10 Construction of Agreement. This Agreement constitutes a negotiated agreement among the parties and the fact that one party or the other shall have drafted a particular provision or provisions shall not be material in the construction of any provision. All Exhibits referred to in the Agreement are a part of the Agreement.

         Section 16.11 References to Articles, Sections and Exhibits. Unless the context otherwise requires, all references herein to Articles, Section s and Exhibits shall be to the Articles, Sections and Exhibits of and to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

THE SHAREHOLDERS                                UTI ENERGY CORP.



              /s/ JIM A. JAMES                        By:                   /s/ VAUGHN E. DRUM
------------------------------------------------         ----------------------------------------------------------------
                  Jim A. James                        Name:                     Vaughn E. Drum
                                                           --------------------------------------------------------------
                                                      Title:                    President
                                                            -------------------------------------------------------------



            /s/ JAMES F. SILHAN                       J.S.M. & ASSOCIATES, INC.
------------------------------------------------
                James F. Silhan


                                                      By:                   /s/ JIM A. JAMES
                                                         ----------------------------------------------------------------
                                                      Name:                     Jim A. James
                                                           --------------------------------------------------------------
                                                      Title:                    President
                                                            -------------------------------------------------------------



                                                      J ACQUISITION CORP.


                                                      By:                   /s/ VAUGHN E. DRUM
                                                         ----------------------------------------------------------------
                                                      Name:                     Vaughn E. Drum
                                                           --------------------------------------------------------------
                                                      Title:                    President
                                                            -------------------------------------------------------------